FORM 1A - OF - Greater States Sports Authority, Inc.(GSSA)
As Filed With the Securities and Exchange Commission on __________________
Registration No.:__________________
==============================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GREATER STATES SPORTS AUTHORITY, Inc.
(Name of small business issuer in its charter)

WISCONSIN
(State or Other Jurisdiction Of Organization)

8222
(SIC Code)

0001709179
(CIK)

81-4878221
(IRS Employer Identification No.)

GREATER  STATES  SPORTS  AUTHORITY,  Inc.
21001 Watertown, SUITE 103
Waukesha, Wisconsin 53186
(414) 699-1962
(Name, address, telephone number of Headquarters)

Dr. Shone Bagley, Sr.
Chief Executive Officer
Greater States Sports Authority,  Inc.
21001 Watertown, SUITE 103
Waukesha, Wisconsin 53186
(414) 699-1962
(Address, telephone number of Registrant_s principal executive offices)
====================================================================================
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement. This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following___

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of _large accelerated filer,_ _accelerated filer_ and
_smaller reporting company_ in Rule 12b-2 of the Exchange Act.(Check one):

Large Accelerated Filer [ ]

Accelerated Filer [ ]
Non-accelerated Filer [ ] Do not check if a smaller reporting company
Smaller Reporting Company [XX]

Because these securities are being offered on a best efforts basis, the following disclosures are hereby made:
CALCULATION OF REGISTRATION FEE
======================================================================================================
   Proposed  Proposed
   Maximum Maximum  Amount of
Securities to  Amount To Be  Offering Price Aggregate  Registration
be registered  Registered [1]  Per Share Offering   Price Fee [1]
------------------------------------------------------------------------------------------------------
Common Stock: _A_ 100,000,000  $0.20  $20,000,000.00  ---------
======================================================================================================
[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities
Act.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER
AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL
THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF
1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE
COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF PART 1
ITEMS OF FORM S-1

Prospectus Summary    Section 1
The Offering     Section 2
Use of Proceeds
Dividend Policy     Section 3
Future Liquidity
Risk Factors     Section 4
Special Note Regarding Forward-Looking
Statements      Section 5
Capitalization     Section 6
Dilution
Management_s discussion and
analysis of financial condition and
results of operations    Section 7
Business     Section 8
Management     Section 9
Executive Compensation    Section 10
Certain Relationships and Related
Party Transactions    Section 11
Principal and Selling Stockholders  Section 12
Description of Capital Stock   Section 13
Shares Eligible for Future Sale   Section 14
Certain U.S. Federal Income and Estate
Tax Consequences to Non-U.S. Holders  Section 15
Underwriters     Section 16
Legal Matters     Section 17
Disqualifying Event Closure
Experts      Section 18
Where You Can Find Additional
Information     Section 19
SIGNATURES     Section 20
IMPORTANT EXHIBITS FOLLOW

EXHIBIT
_A_   ARTICLES OF ORGANIZATION   Section 21
_B_   FORM OF SUBSCRIPTION AGREEMENT  Section 22
_C_   SAMPLE ACCREDITED INVESTOR
VERIFICATION REPRESENTATIVE LETTER  Section 23

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION
OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN
WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION  -  PRELIMINARY PROSPECTUS DATED February 19, 2020

PROSPECTUS

100,000,000 SHARES

Greater States Sports Authority, INC.   --  COMMON STOCK, Class A

All of the shares of Common Stock, $.20 par value (the _Shares_), offered hereby are being offered (the
_Offering_) by Greater States Sports Authority, Inc. (the _Company, GSSA, College_). Prior to the Offering, there has been no public market for the Common Stock of the Company.

Greater States Sports Authority, Inc. (GSSA)
SHARES OF COMMON STOCK CLASS _A_ 100,000,000

GSSA is offering 100,000,000 shares of our common stock class A. This is our initial public offering and no public market currently exist for our shares. We anticipate that the initial public offering price per share will be between $.20.

WE ARE AN _SMALL AND EMERGING COMPANY_ AS DEFINED UNDER THE FEDERAL SECURITIES
LAWS AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED PUBLIC COMPANY
REPORTING REQUIREMENTS FOR FUTURE FILINGS.

  Offering Price    Proceeds to Us (1, 2)
---------------------------------------------------------------------------------------------------
Per Share Maximum $0.20    $0.20
  Minimal $8,000,000   $8,000,000
  Maximum $20,000,000   $20,000,000
---------------------------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

(1)Does not reflect payment of expenses of this offering, which have not been estimated and which may include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and administrative fees or technology providers. If the
Company engages the services of broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in USE OF PROCEEDS TO ISSUER.

(2) There are no finder_s fees or other fees being paid to third parties from the proceeds.

Greater States Sports Authority
Incorporated
,2017

Proposed Location:  1215 State Street, Racine, Wisconsin 53404

The Company intends to furnish its stockholders with annual reports containing audited financial statements and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

=================================Section 1.   Prospectus Summary ===========================

Through and including February, 2020 (the 15th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer_s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

We have not nor authorized any one to provide any information or to make any representations other than those contained in this prospectus for or in any free writing prospectus we have prepared.

We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus it is an offer to sell only the shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: neither we nor any other representation have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

An investment in Greater States Sports Authority, Inc. (GSSA) is speculative and involves a high degree of risk.
You should carefully consider the _RISK FACTORS_ of this memorandum.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Class _A_ common stock. You should read this entire prospectus carefully, including the sections titled _Risk Factors_ and
_Management_s Discussion and Analysis of Financial Condition and Results of Operations_ and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

The following summary information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Except as otherwise indicated herein, (i) the information in this Prospectus assumes an initial public offering price of $.20 per Share and no exercise of the
Underwriters_ over-allotment option and (ii) all references to the Company in this Prospectus include Organic
Elixir Winery, Inc.(OEW) and the business and properties of OEW, a Wisconsin corporation (the _Winery_), and
Caring Hearts, Inc., a Wisconsin corporation (_CH_), each of which, as a result of the plan of reorganization (the
_Reorganization_) described under _Reorganization,_ has become a wholly-owned subsidiary of Greater States
Authority, Inc., All references to financial statements contained herein are to the GSSA financial statements, unless otherwise indicated.

OFFERING SUMMARY

In this memorandum, Greater States Sports Authority (GSSA), Company, we, our, and us refer to Greater States
Sports Authority, Inc. and its respective officers, directors, managers, employees, and agents. You refer to the reader of this memorandum. This summary highlights the information contained elsewhere in this memorandum.
Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire memorandum and the documents to which we refer you and to ask us questions about anything you do not fully understand. You should read the following memorandum together with the more detailed information and projected financial statements and the notes to those statements appearing as exhibits to this memorandum.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

------------------------------------------------------------------------------------------
                PRICE TO        UNDERWRITING    PROCEEDS TO
                PUBLIC          DISCOUNT(1)     COMPANY(2)
-------------------------------------------------------------------------------------------
Per Share   $.20            $0               $0
-------------------------------------------------------------------------------------------
Total  $.20            $0               $0
------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting expenses of the Offering estimated at $__________  payable by the Company.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION
OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN
WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION
PROSPECTUS (Subject to Completion)
Issued February 19, 2020

===========================================Section 2====================================

THE OFFERING

This offering is for Greater States Sports Authority, Inc.(GSSA). GSSA has been formed since 2017 and has not been formed pasted a Shell Status. We are considered a start-up company with no operations. Our plans to use all funds towards the purchase of a building, renovations, and running a 2 year college and a 2 year / year rounds sporting program. The College is not accredited. The College will be accredited after one year of operations. The operation has on standby skilled instructors, general staff, and verbal agreements from NFL Alumni to hire NFL players as instructors.

GSSA has in 2018 gotten out of Shell Status by acquiring two (2) companies Caring Heart, Inc. and Organic Elixir
Winery, Inc. to use these companies_ assets to hold for the raising of the needed capital. So, when we refer to
GSSA, it is within the understanding that there has not been nor is any operations other than management duties and the company_s startup shall be considered, please see Risk Factors.

Securities offered
Common Class A Shares

Maximum number of Shares offered
100,000,000 Shares

Purchase price per unit
$.20 per share for subscriptions.

The offering prices were arbitrarily determined by the board of directors. There is no public market for the Shares at this time and we make no representations, actual or implied that any unit can be resold for the offering price.

Minimum purchase amount  25,000 Shares.

Our board of directors reserves the right to selectively reduce this minimum at any time in its sole discretion.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, operating expenses and capital expenditures. Additionally, we may use a portion of the net proceeds to acquire businesses, products, services or technologies. However, we do not have agreements or commitments for any material acquisitions at this time.

The net proceeds to the Company from the sale of the Shares offered hereby, after estimated Offering expenses payable by the Company, are expected to be approximately $10 million. Net proceeds of the Offering of approximately $9 million will be applied to:

Stage 1.
The Building: If we can renovate a vacant warehouse to our specs, the expense will be lowered and time saved.
Our first push will be to renovate a building that will house the schools needs (see Stage 3).

Stage 2.
The Field: The NFL spec football field will have an outline running track.
The Dome: The air filled dome will cover the field year round.

Stage 3.The School: construct the school building (see Sage 1) that will connect to the field. The building will be designed for three parts of usage:
1. The basement will house all the washers and dryers, the utility room, showers and workout areas.
2. The ground level will have the classrooms, the kitchen and break area, the offices and locker rooms for the teams.
3. The second floor will be the dorm rooms (military style barracks), these rooms will not be glamorous but rooms of necessity.

Stage 4. The staff: The Company will hire from teachers teaching of the curriculum, the sporting staff (NFL
Alumni and Personal Trainers), and others to fill-in the kitchen, security, and offices.

As of the date of this Prospectus, the Company has not exercised Stage 1 of purchase option under any lease for the acquisition of a campus facility. We do have blueprints, agreements from NFL Alumni, teachers, and the parents who would like their child(ren) to attend our school.

========================================Section 3=======================================

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the immediate future. In addition, our ability to pay dividends on our capital stock may be subject to restrictions under the terms of any loan agreement.

Although the Company intends to establish an initial policy of declaring cash dividends, there can be no assurances that dividends will be paid. The payment and rate of future dividends are subject to the discretion of the Board of Directors and will depend upon the Company_s earnings, financial condition, capital needs and regulatory considerations. There is no requirement or assurance that dividends will be paid.

PLAN of DISTRIBUTION

We are distributing this memorandum pursuant to Rule 506(c) of Regulation D. Accordingly; we may offer this investment by any means of _general solicitation_ without having a prior relationship with you and others, so long as all of our investors in this offering adequately document and verify for us that they are _accredited investors_
and we otherwise comply with the other requirements of Rule 506(c).

The directors of this memorandum will offer the Shares on our behalf directly to investors on a best efforts basis without the use of an underwriter. We are exempt from broker-dealer registration with the Securities and
Exchange Commission and in states in which we intend to offer the securities. We will not pay any remuneration or sales commission of any kind to our directors and officers in connection with this offering, but we will reimburse their out-of-pocket expenses.

ESCROW PROCEDURES

Proceeds from subscriptions for the Shares will be deposited in an interest-bearing escrow account that we have established with a banking institution. We have entered into an escrow agreement with BMO Harris Bank in
Brookfield, Wisconsin.

VOTING RIGHTS

Following this offering, we will have only one class of authorized common stock, Class A common stock. The holders of our Class A common stock are entitled to one vote per share, on all matters that are subject to a stockholder vote.

Except as otherwise indicated, all information in this prospectus assumes:
the filing and effectiveness of our amended and restated certificate of incorporation in Wisconsin and the effectiveness of our amended and restated bylaws, each of which will occur immediately prior to the completion of this offering; the authorization of our Class A common stock, of which will occur immediately prior to the completion of this offering;

FUTURE LIQUIDITY

The Company, at present, has no plan to list the Shares on an exchange or to hold an Initial Public Offering
(IPO) that could allow trading of the Shares on an exchange.

At a very preliminary stage, the Company has entered into discussions with Dr. Shone Bagley, Sr. the majority shareholder of the Company, regarding the possibility that GSSA may hold an IPO in the future, and the effect such a possible future IPO could have on the Company_s Shareholders. Discussions have included several potential options, all of which would potentially accomplish the goal of giving the Company_s shareholders a means of benefiting from a potential future IPO GSSA.

Despite these preliminary discussions by the Company and Dr Shone Bagley, Sr., potential investors in this offering should not rely on or expect any such IPO to take place, or expect to benefit in any manner from such an
IPO should it take place. No investment decision in the present offering should be made based, in whole or in part on, such an IPO taking place at any time in the future.

Our Class A common stock 16,423,750 shares outstanding as of January 30, 2020

=============================================Section 4=================================

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this prospectus, including our financial statements and related notes, before making a decision to invest in our Class A common stock. Any of the following risks could have a material adverse effect on our business, operating results, and financial condition and could cause the trading price of our Class A common stock to decline, which would cause you to lose all or part of your investment.

Risks Related to Our Business

We have a history of losses, and our revenue growth rate may not sustain the levels experienced in recent years.
As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

In future years, our revenue growth rate may not sustain the levels reflected by our past performance. We may not be able to generate sufficient revenue to achieve and sustain profitability as we also expect our costs to increase in future periods. We expect to continue to expend substantial financial and other resources on:

a. developing our platform, including investments in our research and development team, the development or acquisition of new products, features and functionality, and improvements to the scalability, availability and security of our platform;
b. expenses related to international expansion in an effort to increase our subscriber base;
c. improving our technology infrastructure and hiring additional employees for our sales, operations and customer support teams;
d. strategic acquisitions;
e. sales and marketing expenses, including a significant expansion of our direct sales organization; and
f. general and administrative expenses, including legal, accounting and other expenses related to being a public company.

These investments may not result in increased revenue or growth of our business. If we fail to continue to grow our revenue, our operating results and business will be harmed.

Our business depends substantially on our subscribers renewing their subscriptions to our platform. Any decline in the rate at which subscribers renew their subscriptions would harm our future operating results.

The vast majority of our enrollment revenue is derived from enrolment to our platform that have yearly terms. For us to maintain or improve our operating results, it is important that our students renew their enrollment each year.
While significant planning has gone into the expansion of our platform and the revisions to our pricing model, these changes may adversely impact our ability to accurately predict the rate at which enrolment will renew their subscriptions, which may decline or fluctuate as a result of a number of factors, including our enrolment_s satisfaction with our platform, our customer support, our prices, the prices of competing software systems, system uptime, network performance, data breaches, mergers and acquisitions affecting our subscriber base, the effects of global economic conditions and reductions in our subscribers_ spending levels. If our enrolment do not renew their enrolment, our revenue may decline and we may not realize improved operating results from our enrolment base.

OUR QUARTERLY RESULTS MAY FLUCTUATE FOR VARIOUS REASONS, AND IF WE FAIL TO MEET
THE EXPECTATIONS OF ANALYSTS OR INVESTORS, OUR STOCK PRICE AND THE VALUE OF YOUR
INVESTMENT COULD DECLINE SUBSTANTIALLY.

OUR QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE AS A RESULT OF A VARIETY OF FACTORS,
MANY OF WHICH ARE OUTSIDE OF OUR CONTROL. IF OUR QUARTERLY FINANCIAL RESULTS FALL
BELOW THE EXPECTATIONS OF INVESTORS OR ANY SECURITIES ANALYSTS WHO FOLLOW OUR
STOCK, THE PRICE OF OUR CLASS A COMMON STOCK COULD DECLINE SUBSTANTIALLY. SOME OF
THE IMPORTANT FACTORS THAT MAY CAUSE OUR REVENUE, OPERATING RESULTS AND CASH
FLOWS TO FLUCTUATE FROM QUARTER TO QUARTER INCLUDE:

A. OUR ABILITY TO ATTRACT NEW STUDENTS, RETAIN AND INCREASE SALES TO EXISTING
SUBSCRIBERS AND SATISFY OUR SUBSCRIBERS_ REQUIREMENTS;
B. THE VOLUME OF TRANSACTIONS PROCESSED ON OUR PAYMENTS PLATFORM;
C. THE NUMBER OF NEW EMPLOYEES ADDED;
D. THE RATE OF EXPANSION AND PRODUCTIVITY OF OUR SALES FORCE;
E. THE ENTRANCE OF NEW COMPETITORS IN OUR MARKET, WHETHER BY ESTABLISHED
COMPANIES OR NEW COMPANIES;
F. CHANGES IN OUR OR OUR COMPETITORS_ PRICING POLICIES;
G. THE AMOUNT AND TIMING OF OPERATING COSTS AND CAPITAL EXPENDITURES RELATED TO
THE EXPANSION OF OUR BUSINESS, INCLUDING OUR SALES FORCE;
H. NEW PRODUCTS, FEATURES OR FUNCTIONALITIES INTRODUCED BY OUR COMPETITORS;
I. SIGNIFICANT SECURITY BREACHES, TECHNICAL DIFFICULTIES OR INTERRUPTIONS TO OUR
PLATFORM;
J. THE TIMING OF PAYMENTS BY SUBSCRIBERS AND OTHER PAYMENT PROCESSING PARTNERS
AND PAYMENT DEFAULTS BY SUBSCRIBERS OR OTHER PAYMENT PROCESSING PARTNERS;
K. GENERAL ECONOMIC CONDITIONS THAT MAY ADVERSELY AFFECT EITHER OUR SUBSCRIBERS_
ABILITY OR WILLINGNESS TO PURCHASE ADDITIONAL SUBSCRIPTIONS, DELAY A PROSPECTIVE
SUBSCRIBER_S PURCHASING DECISION, REDUCE THE VALUE OF NEW SUBSCRIPTION CONTRACTS
OR AFFECT SUBSCRIBER RETENTION;
L. CHANGES IN THE RELATIVE AND ABSOLUTE LEVELS OF CUSTOMER SUPPORT WE PROVIDE;
M. CHANGES IN FOREIGN CURRENCY EXCHANGE RATES;
N. EXTRAORDINARY EXPENSES SUCH AS LITIGATION OR OTHER DISPUTE-RELATED SETTLEMENT
PAYMENTS;
O. THE IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS; AND
P. THE TIMING OF THE GRANT OR VESTING OF EQUITY AWARDS TO EMPLOYEES.

RISKS RELATED TO THE OFFERING

If we fail to sell the minimum number of Shares, the offering will fail and your investment may be returned to you with nominal interest or no interest.

We may not be able to sell the minimum amount of Shares required to close on this offering. If we do not sell
Shares with a purchase price of at least $5 million, we cannot close the offering and must return investors_ money with nominal interest, less expenses for interest-bearing non-escrow account fees. This means that from the date of your investment, you may earn a nominal rate of return on the money you deposit with us in a interest-bearing non-escrow account. If the interest-bearing non-escrow account fees exceed interest, investments may be returned without interest, but you will receive no less than the purchase price you paid for the Shares. We do not expect the termination date to be later than ________________________.

This offering is being made pursuant to certain exemptions from state and federal registration requirements, which may result in the failure of this offering.

We do plan to register the offering with either the U.S. Securities and Exchange Commission or any state securities commission. We will rely on the private offering exemptions from registration provided the Act and
Rule 505 of Regulation D promulgated thereto and applicable state exemptions or notice filing provisions related to private offerings. Under Rule 505, issuers can offer securities through means of general solicitation, provided that: (a) purchasers in the offering are accredited investors and up to 35 other persons who do not need to satisfy the sophistication or wealth standards, (b) the issuer takes reasonable steps to verify their accredited investor status, and (c) certain other conditions in Regulation D are satisfied. Issuers wishing to engage in general solicitation also need to take _reasonable steps_ to verify the accredited investor status of purchasers. These limitations and requirements may result in this offering being unsuccessful. Additionally, should the SEC determine that the offering was not in compliance with Rule 505, the Company could be forced to refund all purchases by investors, which could occur after the Company has broken the banking account and spent some or all of the proceeds of the offering. In such an event, you could lose some or all of your investment in us.

RISKS RELATED TO OUR FINANCING PLAN

Agreements with large investors may require significant amendments to our Bylaws, which may be more beneficial to them than to other investors.

We anticipate that we will receive investments from several large investors in this offering. As a condition of investment by these parties, we may be required to amend our Bylaws to provide such investors with rights that are more beneficial to them than other investors such as requiring such investor_s approval before taking certain actions or control of our board of directors and your rights as a member would be significantly limited. In order to amend the Bylaws to accommodate such investor_s investment conditions, we would need approval of such amendments by our members as provided in the Bylaws; provided, that no amendment may modify the liability or economic interest of a member, without that member_s consent. If we were not able to obtain the requisite approval for such potential amendments, we may not be able to satisfy the conditions for the investor_s investment, which would result in the loss of such investment in us. The loss of any such investments may result in the failure of our subsequent general equity offering and cause us to abandon the project. If we abandon the project, you may lose some or all of your investment as a result.

If we decide to spend equity proceeds and begin school construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.

If we sell the aggregate minimum number of Shares prior to ___________________________, and satisfy the other conditions of releasing funds from the interest-bearing non-escrow account, including our receipt of a written debt financing commitment, we may decide to begin spending the interest-bearing non-escrow account proceeds to begin school construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.

RISKS RELATED TO OUR STATUS AS A DEVELOPMENT-STAGE COMPANY

We have no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and have no history of operations. We cannot provide assurance that we can manage startup effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of school operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the school. This period of growth and the start-up of the school are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.

We will be dependent on our managers and our board of directors.

Our affairs are managed by a _______ member board of directors. Our directors also serve as our officers. Shone
Bagley, Sr. is our Chairman, and CEO of Business and Education. Dr. Bagley, Sr. is our standing Secretary. He has the customary authorities of their respective officer titles. The loss of services of any of the directors and officers may have an adverse effect on the operations of the Company. Future success and profitability is substantially dependent upon the management skills of our directors and officers. The unanticipated loss or unavailability of key individuals could harm our ability to operate our business or execute our business strategy.
No assurance can be given that the Company will succeed in retaining these key employees or finding suitable successors in the event of their loss or unavailability.

Our success is dependent in large part on the ability of our officers and directors to execute our business strategy of 6 team football program and 2 year College operations. If our officers and directors fail to perform their job functions in a satisfactory manner, it would have a material adverse effect on our ability to make distributions to our members and could result in the complete loss of the value of your investment in us.

Our lack of business diversification could result in the devaluation of our Shares if our revenues from our primary service decrease.

We expect our business to solely consist of our 2 year college and the Football program trained by the NFL
Alumni. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the school. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenue by the enrolment of paying students, since we do not expect to have any other lines of business or alternative revenue sources.

RISKS RELATED TO THE SHARES

There has been no independent valuation of the Shares, which means that the Shares may be worth less than the purchase price.

The per unit purchase price has been determined by us without independent valuation of the Shares. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the Shares. The Shares may have a value significantly less than the offering prices and there is no guarantee that the Shares will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our Shares and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our Shares and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the Shares on an established securities market or readily trade the Shares on a secondary market (or the substantial equivalent thereof). We therefore, plan to apply for listing of the Shares on a national securities exchange or on the NASDAQ Stock
Market. As a result, until then, you will not be able to readily sell your Shares until we do so.

There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the
Wisconsin Chapter 180, our Bylaws and the requirements of our creditors (if any). We do not know the amount of cash that we will generate (only projections), if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. Our board may elect to retain future profits to provide operational financing for the school and possible school expansion or the construction of additional schools. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.

These Shares will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The Shares are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the Shares. In the event of our bankruptcy, liquidation, or reorganization, all Shares will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the Shares.

You may have limited access to information regarding our business because our Bylaws does not require us to deliver an annual report to security holders, we will not be required to furnish proxy statements, our directors, and officers and beneficial owners will not be required to report their ownership of Shares.

Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so.
We also will not be required to furnish proxy statements to security holders and our directors, officers and beneficial owners will not be required to report their beneficial ownership of Shares to the Securities and
Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. This means that your access to information regarding our business will be limited.

RISKS RELATED TO CONFLICTS OF INTEREST

We will have no independent directors, which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent directors.

Our board will have no independent directors as defined by the North American Securities Administrators
Association, as all of our initial directors were directly or indirectly involved in founding or organizing our
Company. Accordingly, any contracts or agreements we enter into will not be approved by independent directors since there are none at this time.

RISKS RELATED TO TAX ISSUES

EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR
CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS
OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME
AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

Income allocations assigned to an investor_s Shares may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor.
Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our shareholders.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor_s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

==========================================Section 5====================================

FORWARD-LOOKING STATEMENTS

Certain statements in this memorandum constitute _forward-looking statements_ within the meaning of Section
27A of the Securities Act, and Section 21E of the Securities Exchange Act of 934, as amended. All statements that address expectations or projections about the future, including statements about product development, market position, expected expenditures, and financial results, are forward-looking statements. Some of the forward-
looking statements may be identified by words like _believes_, _expects_, _anticipates_, _plans_, _intends_,
_projects_, _estimates_, _indicates_, _hopes_, _will_, _shall_, _should_, _could_, _may_, _future_, _potential_, or the negatives of these words, and all similar expressions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions. Accordingly, actual results or performance of the Company may differ significantly, positively or negatively, from forward-
looking statements made herein. Unanticipated events and circumstances are likely to occur. Factors that might cause such differences include, but are not limited to, those discussed under the heading, _RISK FACTORS_, which investors should carefully consider. This list of factors is not exclusive. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document. We undertake no obligation to update any forward-looking statements to reflect future events or circumstances.

Prospective purchasers or representatives having questions or desiring additional information should contact us
(414) 699-1962, at our business office at: Greater State Sports Authority, Inc., 3065 N 124th Street, Suite 203,
Brookfield, WI 53005, or any of the following director and officer at the telephone numbers below:

Name     Position    Telephone
Shone Bagley, Sr.   Chairman/CEO   (414) 699-1962

=====================================Section 6=========================================

CAPITALIZATION
The following table sets forth, as of date of this prospective, is the capitalization of the Company.

              December 31st 2019
                                                         ---------------------------------
                                                                      (UNAUDITED)
          ACTUAL
                                                                      ----------
Long-term debt................................................  $3,765.74
Stockholders_ equity:
     Preferred Stock, $.1.00 par value, 5,000,000 shares
       authorized; no shares issued or outstanding.............         --

     Common Stock:
..50 par value, 100,000,000 shares authorized; 15,744,850 shares
            issued and outstanding.............................         --
     Additional paid-in capital................................         0
     Retained earnings.........................................    $405,305.19
       Total stockholders_ equity.....................  $579,505.19

                                                                  ==========
          Total capitalization.................................    $583,570.93
          ===========

DILUTION TO NEW INVESTORS

Investors in the Offering will experience an immediate and substantial dilution in net tangible book value of
$___________ per Share and may experience further dilution upon the exercise of outstanding stock options by certain executive officers and employees.

Assumed initial public offering price per share..............   $.20
     Pro forma net tangible book value per share at
December 31st 2019.....................................  $.20
     Increase per share attributable to New Investors........   $0.00
                                                                -----
Adjusted pro forma net tangible book value per share after
  the Offering(1)............................................ $4.46

The following table summarizes, on a pro forma basis, at December 31, 2019, the differences between existing stockholders and the New Investors with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share paid:

                                              SHARES PURCHASED         TOTAL CONSIDERATION
                                            --------------------     ---------------------
 AVERAGE PRICE
                                             NUMBER       PERCENT      AMOUNT        PERCENT      PER SHARE
                                            ---------    -------     -----------   -------     -------------
Existing stockholders..................     15,744,850    16   $7,872,425     0.50
New Investors..........................     84,255,150 84    $0
                                            ---------     -------     -----------
Total..................................   100,000,000    100.00   $7,824,425    100.00
                                            ========      ======      ======== ======
%

====================================================Section 7=========================

MANAGEMENT_S DISCUSSION AND ANALYSIS OF FINACNCIAL CONDITION AND RESULTS OF
OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes included elsewhere in this prospectus.
This discussion and analysis includes forward-looking statements that involve risks and uncertainties. You should read the _forward-looking statements_ and _Risk factors_ sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-
looking statements contained in the following discussion and analysis.

The following table sets forth, for the periods and at the dates indicated, financial data for GSSA. The information set forth below is qualified by reference to and should be read in conjunction with the GSSA_s Financial
Statements and notes thereto and elsewhere in this Prospectus. The unaudited selected financial information for each has been derived from the unaudited financial statements for the College for the respective period presented and, in the opinion of management, reflects all adjustments, consisting only of normal adjustments, necessary for a fair presentation of the results of operations for these periods.

BACKGROUND AND OUTLOOK

We will be a leading company in two parts:
1. Since 2010 I have been focused on why kids are considered _At Risk._  I have put together a stronger team and we will redesign the education system that will focus on the kids with the brain capacity and power utilizing technology as their source. What this means is: as kids text a language no one taught them, play games and talk on the phone at the same time, in a analogy, their brains are firing off at 100 miles. While into days schools we want them to slow their thinking down to 35 miles. This is why we must change our education system to speed up. As
GSSA grows to a bigger resource we will acquire other high schools and redesign them into specialty schools. In short, speed up the system of education and workforce with more of a focus on specialty training than general training. In the short term it will be a slow system but in the long term it will be a way to improve our communities.

2. Be the leading company that focuses on all Pro levels. From training the individual, to all things wrapped around those kids to educate, promote, make faster, smarter, stronger. The highlight is producing warriors of winning. This is why we are called Greater States Sports Authority, Inc. We will be the leading authority in all areas of sports.

INVESTMENT CONSIDERATIONS

In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered hereby. Certain statements included in this Prospectus concerning the Company_s future financial condition and performance are forward-looking statements and the factors discussed below could cause actual results and developments to be materially different from those expressed in or implied by such statements.

POTENTIAL ADVERSE EFFECTS OF REGULATION

The College will be subject to extensive regulation by governmental agencies and licensing and accrediting bodies.
In particular, the Higher Education Act of 1965, as amended (the _HEA_), and the regulations issued thereunder subject to significant regulatory scrutiny the College and all other higher education institutions that participate in the various federal student financial aid programs under Title IV of the HEA (_Title IV Programs_). The HEA mandates specific regulatory responsibilities for each of the following components of the higher education regulatory triad: (i) the federal government through the United States Department of Education (the _Department
of Education_); (ii) the accrediting agencies recognized by the Department of Education; and (iii) state higher education regulatory bodies.

SELECTED FINANCIAL DATA

The following table sets forth, for the periods and at the dates indicated, financial data for the College.

Prior to the Reorganization, GSSA was in _Shell_ Status and through the rules of SEC and our broker, we had to acquire Caring Heart, Inc.(CH) in April 15, 2017and Organic Elixir Winery, Inc.(OEW) in November 30, 2018.
The two companies was purchase from Shone Bagley, Sr. for cash all of the capital stocks of CH and OEW, which became a wholly-owned subsidiary of GSSA.

The purchase price for the CH and OEW capital stock will be equal to the net book value of CH and OEW on the date of acquisition. As of November 2018, CH and OEW_s net book value was $950.000. The purchase price will be paid out of the net proceeds of the Offering. GSSA also does not intend to apply any portion of the net proceeds of the Offering to CH and OEW.

SUMMARY FINANCIAL AND OPERATING INFORMATION of GSSA (the _PARENT_)

     YEAR ENDED DECEMBER 2019
     (UNAUDITED)
Income Statement Highlights   2019
REVENUE
 Revenue      $477,005.83
 Cost Of Revenue, Total    $  -
 GROSS PROFIT (1)    $477,005.83
______________________________________________________
 OPERATING EXPENSES
 Selling/General/Admin.
Expenses, Total     $297,320.71
 Research &Development (Real Estate)   $-

 Line of Credit Expenses, Total   $ -

 Depreciation/Amortization
 Unusual Expense (Income)
 Other Operating Expenses, Total  $3,067.00
 TOTAL OPERATING EXPENSES    $300,387.71
_____________________________________________________
 Operating Income     $176,618.12
 Gain (Loss) on Sale of Assets  $ -
 Other, Net      $-
 Income Before Taxes     $176,618.12
 Taxes       $37,089.81
 Income After Taxes     $139,528.31
_____________________________________________________
 NET INCOME      $139,528.31

SEE ACCOMPANYING NOTES

     YEAR ENDED DECEMBER 2019
     (UNAUDITED)
      ------------------
     2019
BALANCE SHEET COMBINED DATA(1):
  Cash and cash equivalents............ $455,390.44
  Working capital...................... $572,467.93
  Total assets..........................$583,570.93
  Long-term liabilities.................$3,765.74
  Total liabilities.....................$3,765.74
  Total stockholders_ equity.......... $579,505.19

SEE ACCOMPANYING NOTES

        YEAR ENDED DECEMBER 2019
        (UNAUDITED)
 Cash and Cash Equivalents at the Beginning of the Period  $455,390.44

 Cash Flow from Operating Activities     $420,946.12
  Operating Expenses       $(300,387.71)
  Taxes         $(40,647.27)
  Adjustments to Net Income to
              produce net cash flows from operating activities
  Depreciation Expense
  Net Change to Accounts Receivable
  Net Change to Accounts Payable     $300.00
  Total Adjustments to Operating Income   $300.00

 Net Cash Flow Provided by Operating Activities   $79,911.14

 Cash Flows from Investing Activities
  Investment Income       $94,000.00

 Net Cash Used in Investing Activities      $94,000.00

 Net Cash Flows from Financing Activities
  Increase in Short Term Debt
  Redemption of Long Term Debt     $(6,734.00)
  Issuance of Common Stock
  Cash Dividends on Common Stock     $(44,200.00)

 Net Cash Provided by (Used in) Financing Activities   $(50,934.00)

 Net Increase / Decrease in Cash and Cash Equivalents   $122,977.14

 Cash and Cash Equivalents at the End of the Period   $578,367.58

SEE ACCOMPANYING NOTES

QUARTERLY REVENUE
DOLLARS IN THOUSANDS)

      2017    2018   2019
THREE MONTHS ENDED             AMOUNT     PERCENT    AMOUNT    PERCENT    AMOUNT     PERCENT
 ------------------------------------   -------  -------        -------   -------   -------         -------
March 31............................    $86458          34%            $196451    37%          $91475          27%
June 30.............................    62302       25        1109076    22        125871       38
September 30........................    64187       26        143617     27        68145       21
December 31.........................    36963       15%        73460      14%       47662       14%
                                      ---------------------------------------------------------------------------------
 Total for Year.     $250,000      100%     $524,435    100%     $333,153      100%

SEE ACCOMPANYING NOTES

STATEMENTS OF STOCKHOLDERS_ EQUITY
             UNREALIZED
       COMMON STOCK                       GAINS
       ----------------------  RETAINED     (LOSSES) ON
       SHARES     AMOUNT     EARNINGS     INVESTMENTS      TOTAL
       ------     ------    --------    -----------      -----------
Balance, December 31, 2017.......   130000        $.50       $287,732        $  --        $287,723
  Distributions to stockholders.......    --       --         ($29,900)       --        ($29,900)
  Net income....................................     --       --          35,104          --               35,104
                                                  --------------------------------------------------------------------------------------------
Balance, December 31, 2018......      130000         $.50          296,295         --         296,295
  Distributions to stockholders.....       --       --        ($80,600)       --              ($80,600)
  Net income...............................      --        --         $89,470         --               $89,470

Balance, December 31, 2019........      130000         $.50          $405,305       $405,305
  Distributions to stockholders......      --        --         ($44,200)        --          ($44,200)
  Net income....................................    --        --          $152,911         --           $152,911

ASSETS
Cash................................................................................    $455,93
           ______
          Total Assets..............................................................    $455,930
                                                                                 ======

SEE ACCOMPANYING NOTES

The accompanying notes to financial statements are an integral part of these statements.

STOCKHOLDERS_ EQUITY
Stockholders_ Equity:
  Common stock, par value $.20;  100,000,000 shares authorized;  15,744,850 shares issued and outstanding.................................
Additional paid-in capital...........................
          Total stockholders_ equity.................   $575,505

SEE ACCOMPANYING NOTES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1. Interim condensed consolidated financial statements

The accompanying Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. The Condensed Consolidated Financial Statements do not include all the information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, all of which are of a normal recurring nature, considered necessary for a fair statement of the statements of financial position, comprehensive income, cash flows and shareholders_ equity for the periods presented have been included.

The financial statements of GSSA are substantially comprised of the financial statements Caring Hearts,
Incorporated and Organic Elixir Winery, Incorporated. Accordingly, the Company has evaluated transactions for consideration as recognized subsequent events in the 2019 financial statements through the date of December 31,
2019.

Note 2. Basis of presentation and description of business

The Company will be a leading regional educational and sporting provider. We will specialize in education for the future work force, and for the sporting arena. We will serve our community with your help by helping those of lover income, and those who have no hope. The opportunity of the future is endless for the Company and the community. Our Company will run more efficiently and make better decisions then other education schools and our sporting program will be defined with other pro players.  Within our sporting program we will redefine the saying, stronger, faster, smarter when it comes to the games.

Note 3. Acquisitions and dispositions

Acquisitions
The Company makes acquisitions in order to expand its services and geographic reach. During the year ended
December 2019, the Company completed two acquisitions; Caring Hearts, Inc. (U.S.) and Organic Elixir Winery,
Inc. (U.S.). The total cost for these acquisitions was approximately $.950,000. These business combinations were accounted for under the acquisition method of accounting, and as such, the aggregate purchase prices were allocated on a preliminary basis to the assets acquired and liabilities assumed based on estimated fair values as of the closing dates. The Condensed Consolidated Financial Statements include the results of the acquisitions subsequent to the closing.

Credit concentrations
The Company continually monitors its positions with, and the credit quality of, the financial institutions which are counterparties to its financial instruments and does not anticipate non-performance by the counterparties. In general, we enter into transactions only with financial institution counterparties that are large banks and financial institutions. In addition, the Company attempts to limit the amount of credit exposure with any one institution.

Contingencies
None

Note 4. Income taxes

The Company operates only in the State of Wisconsin and its earnings are taxed at the applicable income tax rate.

Item 5. Recent sales of unregistered securities

In the three years preceding the filing of this registration statement, we have issued securities that were registered under the Securities Act. No underwriters were involved in any of the following transactions.

=============================================Section 8===============================

THE COMPANY

GSSA was organized as a Wisconsin company on January 6, 2017 as Greater States Sports Authority, Inc. for the
purpose of helping our kids achieve to their highest ability. GSSA is a regional proprietary institution of higher education offering an 2 year technical educational programs to more than 9,000 students at our Wisconsin campus. The outline of our purpose College and Sporting Department is as follows:

Providing a Higher Education (2-year / year round college):
a. Educating our students directly aligned with specific industries and their 10 year projection of the skills trades and manufacturing industries gives us the freedom to stay ahead of the workforce curve, and
       b. of our ability of placements for our students within their careers, and
c. our ability to hire some students to help build our community into the future by starting opportunity jobs.

Growing our athletic students within our full 6 teamed football program
 a. our program is designed to the career of Pro-Football.
i. The ability for our students to be trained along with the NFL Alumni members, and
ii. gaining access to all Pro Leagues arenas with our NFL qualified staff, and
iii. the ability to promote our students for D1 through D3 college enrollments.

The College will be accredited by the Commission on Higher Education of the Middle States Association of
Colleges and Schools (_Middle States_), the regional institutional accrediting body recognized by the U.S.
Department of Education. The majority of GSSA students are mixed with our youth within our sporting department and the working adults pursuing their first college degree to improve their job skills and advance their careers. The College believes that the demand of working adults for business-oriented higher education in GSSA_s market area will continue to increase as the result of a number of demographic and economic trends. According to the American Council on Education, older students are more likely to pursue postsecondary education in professional fields, including business-related studies, than in the arts and sciences. The U.S. National Center for
Educational Statistics estimates that by the year 2000 approximately 44% of the 15.5 million students projected to be enrolled in institutions of higher education will be adults over the age of 24. Currently, the U.S. Bureau of the
Census estimates that 70-75% of students over the age of 24 are working adults. Management expects that the number of adult candidates for business and computer-related education will increase due to the continuing restructuring of businesses and federal governmental agencies and the rapid growth and change in information technology.

OUR VISION
_Leading our Future Leaders Through Education and Sports_

OVERVIEW
We were organized as a Wisconsin company on January 2017 as
_Greater States Sports Authority, Inc. (GSSA)_ for the purpose of:

1. Addressing our local High School dropout by educating them and issuing them to a High School Diploma;
       i.. Assisting our lower educated students into a higher education in technology within skills and manufacturing;
2. Guiding the high school graduates to their sporting goals by providing a 2 year, year round football program that combinations six (6) in house football teams;

3. To grow the Company organically through:
       a. Our partnerships and acquisitions of other business and educational institutions;
       b. Hire the college graduates and place them into those businesses to help our community;
       c. Start a partnership with some graduates to start new businesses.

REORGANIZATION

In connection with the Offering, Caring Hearts, Inc. and Organic Elixir Winery, Inc. will take certain corporate actions described below, which are collectively referred to in this Prospectus as the _Reorganization._

FORMATION OF GSSA

Prior to the Reorganization, GSSA was in _Shell_ Status and through the rules of SEC and our broker, we had to acquire Caring Heart, Inc.(CH) in April 15, 2017and Organic Elixir Winery, Inc.(OEW) in November 30, 2018.
the two companies was purchase from Shone Bagley, Sr. for cash all of the capital stocks of CH and OEW, which became a wholly-owned subsidiary of GSSA.

The purchase price for the CH and OEW capital stock will be equal to the net book value of CH and OEW on the date of acquisition. As of November 2018, CH and OEW_s net book value was $950.000. The purchase price will be paid out of the net proceeds of the Offering. GSSA also does not intend to apply any portion of the net proceeds of the Offering to CH and OEW.

THE STRUCTURE

GSSA, Inc
Shareholders  Board of Directors  CEO
Advisory Board / Accounting Department / Advertising and Marketing / HR
VP of Education / VP of Sports
_____________________________________________________________________________

1. RECRUITING = HIGH SCHOOL AND GENERAL COMMUNITY
2. EDUCATION = HIGH SCHOOL AND 2 YEAR COLLEGE PROGRAM
3. FOOTBALL PROGRAM = 6- TEAMS FOR 2-YEARS/ YEAR ROUND PROGRAM
4. THE TRANSFER = 4 YEAR COLLEGE, OR NFL TRYOUTS-CFL-EURO FB, OR WORK FOR GSSA

DESCRIPTION OF THE BUSINESS

Greater State Sports Authority, Inc (GSSA) is a _Conscious Business_ dealing directly of today_s issues and problems within our communities. GSSA is a company that is dedicated in helping the poor, the inner city kids, our dropouts and our talented ones. Taking them (our students) and educating them, developing them, and employing them; to build the internal and external of the student, their families and the communities they come from.

The Education: GSSA believes it will attract working adults by offering a business-oriented curriculum, convenient campus location, flexible class schedules, a wide variety of information technology courses and an experienced teaching faculty. Many vowed partners of GSSA students, including major corporations and governmental agencies, provide full or partial tuition reimbursement for GSSA courses.

GSSA has designed its educational offerings to meet the practical needs of its student body. GSSA regularly revises its curriculum in consultation with area employers to respond to changing business trends and workplace requirements. GSSA will offer an associate_s and soon afterwards a bachelor_s and master_s degree programs in sports wellness, communication, accounting, business administration, entrepreneurship, physiology, marketing and management, and psychology, manufacturing, and infrastructure skills as well as soon having an undergraduate degree programs in related fields.

GSSA will provide students with a classroom location close to their homes or workplaces and flexible class schedules that make it easier for working adults to attend classes and the Sporting Students the ability to stay on campus. GSSA will operate throughout the year on a quarter systems, which enables many of its students to attend classes all year.

GSSA will further specialize by together utilizing our high school program and our 2-year higher education with the vowed corporate partnership of the Semi-Pro and pro level Sports as the avenue to our mission.

A broader look into GSSA:

GSSA is a company that is dedicated to operate in three parts:

A. EDUCATION: Taking the students and educating them in the _life skills_ education. The life skills standards is based off of outside vowed corporation involvements; giving us a 10 year projection of their industries and for us designing a curriculum around that future projection. Every two years we will revisit each industry and continue with the changes within our curriculum, insuring the standards of education and jobs for our students.

The High School and Higher Education is a year round school(s) and is based off of zero knowledge to the advancement of each subject, while extracting the _common core_ of all State and Federal requirements. This purposed and tried design of education can _streamline_ the student of _at risk_ to the _smart_ within the classroom to the necessary education for the placement of advancement jobs.

B. SPORTS: Starting out first with our two year, year round, Football Program is like no other program in the
Midwest of America. We believe sports is a tool of building the individual to a better self but, a powerful tool for some to a greater goal or career within the sporting arena. We believe we have the program that trains our athletes to be stronger, faster, and smarter in comparison to any other training program. We believe our program is completely design to make a whole person with the traits of being a leader on the field, responsible to their own lives, considerate for their own communities.

The company will be known as the company to build our students from the desires of their mind to the reality of a possibility of being the best they can be. GSSA will have the only two year, year round football program design by Physical Therapist, Strength Trainers, Nutritionist, seasoned NFL Alumni members, and colleges levels coaches. This program is focused, streamlined, and purposed to make any student with a strong desire of making it in the pros stronger, faster and smarter. With your assistance we are going to build a Pro size football field with a wrapped around track, the state of the art training facility, and have pro line proven equipment for safety and standard keeping.

Within the college each sporting student will take courses that is designed for them while in the sport. Our goal is to make sure our sporting students will be better and smarter - to the pros, in the pros, and after the pros. This will involve self enrichment within the course areas of investments, physiology, marketing and Management, and
Psychology to name a few. At graduation qualifying sporting students will go to the NFL the CFL, or any other
Pro level team(s), or transfer to a 4 year university to play football and continue with their education.

C. THE COMPANY: GSSA has been educating at risk High School students since 2010 when we found ourselves restructuring the curriculum and proved our educational techniques to its existence. The goal in this division is to expand by acquisitioning other middle and high schools and convert them into skill training sites. By doing this, the end results will be better prepared individuals for the future of supporting themselves. Our goal is now to expand the high school into the higher education that will deal with a bigger and broader issue we believe we can bring value to.

Another part of GSSA is the real estate field. We have been in this field since 2012. Within this educational division the purpose is to educate students in the sub-contractor_s positions, broker position, and the investment position. The goal within this division is to build our inventory of Real Estates so to continue on educating our students.

And since 2015 another part of GSSA is company acquisition. We saw the opportunity to buy undervalued companies and turn them around for profit. The goal of this division is to continue building the inventory so we can have _on the job training_ programs and the possibility of hiring our students within those acquisitioned companies.

Lastly we wanted to invest in some of our higher educated students ideas that may bring newer opportunity to the company. The goal is to invest in our future leaders.

OUR GROWTH STRATEGY

Meeting the demand of higher education needs, along with the demanding needs of work and the demanding needs of sporting training services we believe our opportunity is significant. After the initial build, the operating of the higher education and sporting program our goal is to expand into the female basketball arena. We believe the opportunity in the power of women in the areas of education and in sporting will complete our initial drive.
From this point, we will _package_ the company_s education and sporting programs and move across states lines and beyond while adjusting the curriculum and sporting needs to each market.

Students finance their GSSA education in a variety of ways. A significant number of students utilize federal financial aid programs. In addition, many of GSSA_s working adult students finance their own education or receive full or partial tuition reimbursement from their employers. GSSA has plans to extended educational loans through an internal program, the GSSA Education Loan Program, to eligible students seeking an alternative to federal programs.

GSSA believes that the demand of working adults for business-oriented higher education in GSSA_s market area will continue to increase as the result of a number of demographic and economic trends. According to the
American Council on Education, older students are more likely to pursue postsecondary education in professional fields, including business-related studies, than in the arts and sciences.

SUMMARY OF PLAN OF OPERATIONS

We are still in the development phase, and until the proposed school is operational we will generate no additional revenue other than the acquisitioning companies we have on books. We anticipate that accumulated losses could continue to increase until the school is operational.

If we are able to fully capitalize the project as described above, we will use the offering proceeds to develop, finance, construct, own, and operate the 2 year higher educational program and our football program.

Based on our financial forecasts and plans for the building for the operations for our company, we anticipate that we will in two years have sufficient cash flow to payout dividends to our investors, to finance our expansion plans from our anticipated credit facilities and to have cash from our planned operations. Presently, we do not anticipate seeking additional equity or debt financing to finance the planned production expansions. However, should we experience unfavorable operating conditions; we may have to secure additional debt or equity sources for these expansions or delay or abandon our expansion plans.

As of date, we have no buildings or land in the U.S.. We are leasing an office within Wisconsin with the address of 3065 N 124th Street, Suite 203, Brookfield, WI 53005.

By definition GSSA is a start-up development stage company that has yet to commence operations. We presently have no revenues, other than the acquisitioning companies we have on books. We do not expect to generate any other revenue until we begin operating the school and sporting program.

COMPANY GOVERNANCE

Pursuant to our Bylaws, we are managed by our Board of Directors according to Wisconsin Company Act
(Chapter 180), Corporate Laws. Investors purchasing 1,000,000 or more Shares in this offering will be entitled to appoint a director to our board of directors. Additionally, Shone Bagley, Sr. our Chairman, and CEO will be entitled to appoint one director to our board so long as he/she owns at least 1,000,000 or more Shares.

In addition to appointed directors, we expect our board will also include elected at-large directors. These at-large directors will be elected by our board of directors. Although, we expect the number of appointed directors will exceed the number of elected directors, our Bylaws require that our board of directors include at least one at-large director to represent the interests of electing members. Our board of directors will hire our executive officers. As of the date of this memorandum, Shone Bagley, Sr. serves as our Chairman and CEO

COMPANY_S BYLAWS

The Company is a common company (_INC_) organized under Wisconsin Company Act (Chapter 180), which governs all Wisconsin corporations. We chose the INC structure to provide us flexibility in project capitalization, as we can issue equity interests stock, as our shareholders will not be liable for certain obligations of the
Company.

The operation of the Company and the rights, obligations and responsibilities of the directors and investors are governed by our Articles of Incorporation dated January 6, 2017, our Bylaws and the Wisconsin Chapter 180.
Each investor will be required to sign our Subscription Agreements as a condition to our acceptance of an investment and becoming a shareholder of the Company. You should read the PPM carefully and understand the provisions fully as part of decision to invest in us.

CURRICULUM

The College offers a business-oriented curriculum to equip sporting and non-sporting students with specialized knowledge and skills for careers in business, industry and government. The Academic Curriculum Committee will review and revise the College_s course offerings periodically to improve the educational programs and respond to changing and competitive job markets. The Curriculum Advisory Board shall consists of College faculty, current and former GSSA STUDENTS and representatives of more than 20 private and federal sector employers in the
Wisconsin area. The Curriculum Advisory Board also will study the career progress of College alumni. The
College uses these studies to make decisions about curriculum development, resource allocation and faculty appointments.

The College offers programs in the following areas (non accredited until one year after operations):

ASSOCIATE IN ARTS (A.A.) DEGREE:
Accounting
Business Administration
Economics
Business Investments
Manufacturing
Skill Labor (Real Estate Related)

FACULTY
The College seeks to appoint faculty who hold appropriate academic credentials, are dedicated and active professionals in their field, and are committed to teaching youth and working adults.

In accordance with our educational mission, the College focuses the efforts of its faculty on teaching in the areas of sports and academics. The normal load for a full-time faculty member is four courses per quarter for each of three quarters, or 12 courses per academic year. With the approval of the Campus Deans, faculty members may teach a fifth course per quarter and extra courses during the summer quarter for additional compensation. The
College requires full-time faculty members to hold counseling hours at least two hours per week for each course they teach.

GSSA will provide financial support for faculty members seeking to update their skills and knowledge. The
College will maintain a tuition plan that reimburses instructors enrolled in advanced degree programs for one-half of their tuition charges. GSSA will conduct annual in-house faculty workshops in each discipline. The College also fully reimburses its faculty for their costs in receiving computer-related instruction and training to keep current in their fields.

STUDENT CHARACTERISTICS

The College_s students are primarily High School graduates and secondary working adults. At the beginning of
2019 Fall quarter, our approximate projection will be 100% of sporting students enrollment will be full time, 12%
of the non-sporting student enrollment consisted of part-time students and approximately 07% attended classes at night or on week-ends. Men will constitute approximately 55% of GSSA_s students, and the approximate age distribution of projected students is as follows:

AGE OF STUDENTS  PERCENTAGE
-------------------- -----------
21 and under.......... 52%
22 to 29............. 24%
30 to 39............. 10%
40 to 49............. 10%
50 and over........... 2%
Unknown.............. 2%

STUDENT RECRUITMENT

The College focuses its recruitment efforts on attracting athletic students with the motivation and ability to complete its 2 year/year round sporting program and its business-oriented educational programs. To generate interest among potential students, GSSA_s marketing staff primarily employs direct mailings and television, radio and newspaper advertising. The College shall monitor the effectiveness of its various marketing efforts in producing student enrollment. Referrals constitute the most important source of inquiries from potential students.

The marketing department will track and forwards to the College_s admissions representatives responses to its direct mail and advertising campaigns. Admissions representatives shall pursue expressions of interest in GSSA by arranging interviews for prospective students. The representatives also shall conduct campus tours and otherwise assist prospective students in the application process.

STUDENT ADMISSIONS

The College seeks to ensure that incoming students have the necessary academic background to succeed in their course of study at GSSA; GSSA has in place our High School Program to insure students_ background success.
Students attending the College_s Sporting 2-year program must possess a high school diploma or a General
Educational Development Certificate. All students must also pass A PLACEMENT PHYSICAL EXAM by a doctor and pass the basic football placement tryout. For admission to the College_s 2-year degree programs, students must attain a certain level of proficiency in English and mathematics.

International students applying for admission must meet the same admission requirements as other students.
Those students whose native language is not English must provide evidence that they are able to use the English language with sufficient facility to do college-level work in an English-speaking institution.

TUITION AND FEES

GSSA charges tuition by the credit hour, and by sporting and non-sporting needs within the applications. All courses offered are 3 and up to 4.5 credit hours. Once open, the full-time students will be charged at the rate of
$100 per credit hour. a full-time student seeking to obtain an Associate_s degree in two years currently would pay approximately $7,200 per year in tuition for the non-sporting student and $23,000 per year for the sporting student.

Generally, tuition must be paid (or arrangements made therefore) prior to the beginning of a quarter. If a student withdraws from a course before completion, federal regulations permit the College to retain a specified percentage of the tuition, which varies with the percentage of the course completed.

GSSA will offers grants, loans, scholarships and work-study programs as financing options for its students. GSSA students are eligible to receive awards from the GSSA College Educational Foundation, a non-profit organization that provides scholarships and grants to college students, active duty military personnel and high school students in the greater Milwaukee and Madison Wisconsin area.

STUDENT RETENTION

GSSA Student withdrawals will have a negative regulatory, financial and marketing effect on the College. As a
_Conscious Business_ GSSA will deal directly of today_s issues and design programs that will enhance within our communities. GSSA is a company that is dedicated in helping the poor, the inner city kids, our dropouts and our talented ones. Taking them (our students) and educating them, developing them, and employing them; to build the internal and external of the student, their families and the communities they come from. GSSA will dedicate significant resources to assisting students in overcoming the personal, academic, and sporting obstacles that can interfere with completion of a course of study, the completion of the Associate Degree and the completion to the pro-level of sporting.

COMPETITION

The postsecondary education market in GSSA_s market area is highly competitive. The College competes with traditional public and private two-year and four-year colleges, other for-profit schools and alternatives to higher education, such as employment and military service. Public colleges may offer programs similar to those of the
College at a lower tuition level, due to government subsidies, government and foundation grants, tax-deductible contributions and other financial sources not available to proprietary institutions. Tuition at private institutions is generally higher, and in some cases significantly higher, than the tuition at the College. Many of the College_s competitors have greater financial and personnel resources than GSSA.

GSSA will compete with other educational institutions primarily based on the quality of its business-oriented curriculum and instruction, its unique Sporting program, and its responsiveness to changing educational requirements of the workplace. Few of the College_s competitors have or can modify their programs to meet the special needs of working adult students, the involving of business in relation to the curriculum, and although management believes that more may do so in the future we will be the first within our competition.

PROPERTIES

THE COLLEGE LEASES ITS HEADQUARTERS, WHICH ARE OWNED BY A PRIVATE COMPANY,
_WATERTOWN ROAD PROPERTIES, LLC._ THE LEASES ALL HAVE INITIAL TERMS OF YEAR TO
YEAR, WITH PROVISION FOR RENEWAL FOR FIVE YEARS AT THE OPTION OF THE COLLEGE. THE
LEASE IS LOCATED 45 MILES FROM THE PROPOSED LOCATION OF THE COLLEGE. THE LEASE IS
21001 WATERTOWN RD, STE 103, WAUKESHA, WI 53186. THE PROPOSED PROPERTY WILL BE
LOCATED IN RACINE, WISCONSIN.

GSSA HAS NO OTHER PROPERTY TO LIST.

NEW CAMPUSES

The College considers a number of factors in determining the location of a new campus. The site must be in an area where the College has (or can obtain) the necessary regulatory authorization to do business, where there is proximity to a large number of working adults and where there is a concentration of technology-oriented employers. The College normally avoids areas it believes are adequately served by competitive institutions.
Within an appropriate area, specific site selection involves criteria such as convenience and accessibility.

The Company expects to incur operating losses at each new campus for at least the first year of operations. Initial enrollment is expected to include existing GSSA_s students for whom the new campus would be more convenient.
This shift would have a negative effect on enrollment at other GSSA_s campuses.

LICENSING, ACCREDITATION AND FINANCIAL AID REGULATION

Government Regulation
Our business is subject to extensive, complex and rapidly changing federal and state laws and regulations.

HIPAA, Privacy and Data Security Regulations

In connection with providing online scheduling services for certain subscribers, we may be subject to specific compliance obligations under privacy and data security laws, including but not limited to the Health Insurance
Portability and Accountability Act of 1996, or HIPAA, and similar state laws that govern the collection, use, protection, and disclosure of personally identifiable information. HIPAA imposes specific requirements regarding data privacy and security on covered entities (providers, health plans, and health care clearinghouses); business associates (entities that may perform services for covered entities, pursuant to which they may access personal information); and business associates_ subcontractors, including us. We are therefore required to adopt certain practices and enter into certain contracts agreeing to protect personal information in specific ways. There may be civil and criminal penalties, as well as contractual ramifications, for violating HIPAA.

STATE LICENSURE

The College is dependent on the authorization of the applicable agency of each state within which a campus is located to allow it to operate and to grant degrees or diplomas to students. The College is subject to extensive regulation in each of the jurisdictions of Wisconsin in which it currently is not operating. State laws and regulations affect the College_s operations and may limit the ability of the College to introduce educational programs or obtain authorization to operate in certain states. State authorization is also required in order for an institution to become and remain eligible to participate in Title IV programs.

ACCREDITATION

An institution must be accredited by an accrediting agency recognized by the Department of Education in order to be eligible to participate in Title IV Programs. The HEA requires accrediting agencies recognized by the
Department of Education to review many aspects of an institution_s operations in order to ensure that the education or training offered by the institution is of sufficient quality to achieve, for the duration of the accreditation period, the stated objective for which the education or training is offered. Under the Higher
Education Amendments of 1992, a recognized accrediting agency must perform regular inspections and reviews of institutions of higher education, including unannounced site visits of institutions such as the College that provide vocational education and training. In accordance with that requirement, Middle States Has been contacted and in its report stated that GSSA will be represented itself with honesty and integrity regarding its pre-accredited status occupationally specific programs once operations begins.

Title IV Programs

The College shall maintain eligibility for its students to participate in the following Title IV Programs:

Federal Family Education Loans. Pursuant to the Federal Family Education Loan Program (the _FFEL Program_),
which includes the Federal Stafford Loan (_Stafford_) program and the Federal PLUS program, students and their parents can obtain subsidized and unsubsidized student loans. Repayment of Stafford loans is deferred until six months after the student graduates or withdraws. Students who demonstrate financial need may qualify for a subsidized Stafford loan, and the federal government will pay the interest on the loan while the student is in school and for six months after the student_s graduation or withdrawal. Unsubsidized Stafford loans are available to a student in an amount up to the difference between the student_s estimated cost of attendance at the institution and the estimated financial assistance reasonably available to that student. The unsubsidized Stafford loan program now incorporates the former Federal Supplemental Loans for Students (_SLS_) program.

Pell Grants. Grants under the Federal Pell Grant (_Pell_) program, which are available to eligible students based on financial need and other factors.

Campus-Based Programs. The _campus-based_ Title IV Programs include the Federal Supplemental Educational
Opportunity Grant program, the Federal Work-Study program, and the Federal Perkins Loan (_Perkins_) program.
These programs are _campus-based_ because the institution has significant responsibilities for program administration.

Direct Student Loans. In 1993, Congress enacted the William D. Ford Direct Loan Program (the _Direct Loan
Program_), under which the Department of Education makes loans directly to students, rather than guaranteeing loans made by lending institutions.

OTHER FINANCIAL AID PROGRAMS

In addition to the College_s own student loan and scholarship programs, eligible students at the College may participate in educational assistance programs administered by the U.S. Department of Veterans Affairs, the U.S.
Department of Defense, and private organizations.

FINANCIAL AID REGULATION

To be eligible to participate in Title IV Programs, the College must comply with specific standards and procedures set forth in the HEA and the regulations issued thereunder by the Department of Education. To participate in Title
IV Programs, an institution must be an _eligible institution,_ which requires, among other things, that the institution be authorized by each state within which it operates to offer its educational programs and be accredited by a recognized accrediting agency.

The institution must also be certified by the Department of Education to participate in Title IV Programs, which requires, among other things, that the institution meet certain standards of administrative capability and financial responsibility.

FINANCIAL RESPONSIBILITY

Recent amendments to the HEA and the Department of Education_s regulations prescribe extensive standards of financial responsibility that institutions such as the College must satisfy to participate in Title IV Programs. Among these standards of financial responsibility are general standards requiring the institution to provide the services described in its official publications and statements; to provide the administrative resources necessary to comply with Title IV requirements; and to meet all of its financial obligations, including required refunds and any repayments to the Department of Education for debts and liabilities incurred in programs administered by the
Department. A for-profit institution such as the College must: (i) demonstrate an _acid test_ ratio (defined as the ratio of cash, cash equivalents and current accounts receivable to total current liabilities) of at least 1-to-1 at the end of its latest fiscal year; (ii) not have had operating losses in either or both of its two latest fiscal years that in sum result in a decrease in tangible net worth in excess of 10% of the tangible net worth at the beginning of the two-year period; and (iii) have had a positive tangible net worth for its latest fiscal year. Unless the institution meets specific alternative criteria, it must submit an irrevocable letter of credit, payable to the Department of
Education, in an amount equal to 25% of the total dollar amount of refunds that the institution paid on Title IV
Programs in the previous fiscal year. An institution will not be considered to be financially responsible if it or a person exercising substantial control over it meets certain detailed indicators of poor past performance, including unpaid liabilities for Title IV violations, recent limitation, suspension or termination actions, recent audit or program review findings resulting in repayment of more than 5% of Title IV funds received for the relevant year, failure to submit timely and acceptable audit reports, and failure to resolve satisfactorily program review or audit findings.

STUDENT LOAN DEFAULTS

Under the HEA, an educational institution may lose its eligibility to participate in some or all of the Title IV
Programs if defaults on the repayment of federally guaranteed student loans by its students exceed certain rates. A rate of student defaults (known as a _cohort default rate_) is calculated for each institution annually by determining the rate at which borrowers who become subject to their repayment obligation in one federal fiscal year default by the end of the following federal fiscal year. For certain purposes described below, the Department of Education calculates a weighted average cohort default rate for the institution_s students who enter repayment and default on a FFEL Program or Direct Loan Program loan.

If the Department of Education notifies an institution that its cohort default rate for FFEL Program loans equals or exceeds 25% for each of the three most recent consecutive federal fiscal years, the institution_s participation in the FFEL Program ends 30 days after the notification, unless the institution timely appeals that determination on specified grounds and according to specified procedures. An institution_s participation in the Direct Loan Program ends 30 days after notification that any combination of its FFEL Program cohort default rate, its Direct Loan
Program cohort default rate, or its weighted average cohort default rate equals or exceeds 25% for each of the three most recent federal fiscal years, unless the institution timely appeals. An institution whose participation terminates under these provisions may not participate in the relevant program for a period of up to three federal fiscal years. An institution that is deemed ineligible to participate in a Title IV Program based on a final default rate determination under the FFEL or Direct Loan Programs after February 14, 1996 is also barred from receiving funds under the Pell Grant program. The Department of Education also may initiate a proceeding to limit, suspend or terminate an institution_s participation the FFEL Program if it has any combination of a FFEL Program, Direct
Loan Program or weighted average cohort default rate that is equal to or greater than 25% for each of the three most recent consecutive federal fiscal years. The Department of Education may initiate a proceeding to limit, suspend or terminate an institution_s participation in all Title IV Programs if it has a FFEL Program, Direct Loan
Program or weighted average cohort default rate that exceeds 40% for any federal fiscal year.

In addition, an institution is considered to lack administrative capability if its cohort default rate for the Stafford and SLS programs for each of the three most recent federal fiscal years equals or exceeds 25% or if its cohort default rate for the Perkins loan program equals or exceeds 15% in any federal award year (provided that if fewer than 30 students enter repayment during a given year, the default rate is calculated on a three-year basis).

INCENTIVE COMPENSATION

As a part of an institution_s program participation agreement with the Department of Education, the institution must certify that it will neither provide, nor contract with any entity that provides, any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments or financial aid to any person or entity engaged in any student recruitment, admission or financial aid awarding activity. Although there can be no assurance that the Department of Education will not find deficiencies in the College_s present or former compensation plans, the College believes that its compensation plan, which does not contain a variable component, complies with the HEA.

POTENTIAL EFFECT OF REGULATORY VIOLATIONS

If the College fails to comply with the regulatory standards governing Title IV Programs, the Department of
Education could impose one or more sanctions, including transferring the College to the reimbursement system of payment, requiring repayment of certain Title IV funds, certifying the College_s eligibility on a provisional basis, taking emergency action, referring the matter for criminal prosecution, or initiating proceedings to impose a fine or to limit, suspend or terminate the participation of the College in Title IV Programs. In addition, the College_s guarantee agencies could limit, suspend or terminate its eligibility in the event of certain regulatory violations.
Although there are no such sanctions currently in force, and the College does not believe any such sanctions are contemplated, if such sanctions were imposed against the College and resulted in a substantial curtailment of the
College_s participation in Title IV Programs, the College would be materially and adversely affected.

If the College lost its eligibility to participate in Title IV Programs, or if the amount of available federal student financial aid was reduced, the College would seek to arrange or provide alternative sources of revenue or financial aid for students. A number of private organizations provide loans to students. Although the College believes that one or more private organizations would be willing to provide financial assistance to students attending the College, there is no assurance that this would be the case, and the interest rate and other terms of such student financial aid might not be as favorable as for Title IV Program funds. The College may be required to guarantee all or part of such alternative assistance or might incur other additional costs in connection with securing alternative sources of financial aid. Accordingly, the loss of eligibility of the College to participate in
Title IV Programs would be expected to have a material adverse effect on the College even if it could arrange or provide alternative sources of revenue or student financial aid.

POTENTIAL ADVERSE EFFECTS OF REGULATION

GSSA is subject to extensive regulation by governmental agencies and licensing and accrediting bodies. In particular, the Higher Education Act of 1965, as amended (the _HEA_), and the regulations issued thereunder subject to significant regulatory scrutiny the College and all other higher education institutions that participate in the various federal student financial aid programs under Title IV of the HEA (_Title IV Programs_). The HEA mandates specific regulatory responsibilities for each of the following components of the higher education regulatory triad: (i) the federal government through the United States Department of Education (the _Department
of Education_); (ii) the accrediting agencies recognized by
the Department of Education; and (iii) state higher education regulatory bodies.

Certain significant regulatory factors that could adversely affect the College are discussed below:

State Authorization and Accreditation. GSSA will be dependent on the authorization of the applicable agency of each state where the College is offering educational and sporting programs to allow it to operate and to grant degrees or diplomas. State authorization and accreditation by an accrediting agency recognized by the Secretary of
Education are also required in order for an institution to become and remain eligible to participate in Title IV
Programs. The College is subject to extensive regulation by its accrediting agency, Middle States, and by its state licensing agencies, the District of Columbia Education Licensure Commission, the Wisconsin State Council of
Higher Education and, when the College establishes a campus in Wisconsin, the Wisconsin Higher Education
Commission. State laws and regulations and accrediting agency standards affect the College_s operations and may limit the ability of the College to introduce educational programs or to obtain authorization to operate at certain locations or in certain forward moving states. The loss of accreditation would, among other things, render the
College ineligible to participate in Title IV Programs and would have a material adverse effect on the College.
Similarly, the loss of state authorization by the College or an existing campus, or the failure of the College or a new campus to obtain state authorization, would, among other things, render the College ineligible to participate in
Title IV Programs for students in that state or location and would have a material adverse effect on the College.

Student Loan Defaults. Under the HEA, an educational institution may lose its eligibility to participate in some or all Title IV Programs if defaults on the repayment of federally guaranteed student loans exceed certain rates.
These rates (known as _cohort default rates_) are based on the repayment history of current and former students on loans provided under certain Title IV Programs. The Department of Education calculates a cohort default rate for each institution by determining the rate at which borrowers who become subject to their repayment obligation in one federal fiscal year default by the end of the following federal fiscal year. Any institution that has a cohort default rate equal to or exceeding 25% for three consecutive years is subject to immediate loss of eligibility to participate in certain Title IV Programs for a period of up to three federal fiscal years.

Administrative Capability. Department of Education regulations specify extensive criteria an institution must satisfy to establish that it has the requisite _administrative capability_ to participate in Title IV Programs. The failure by an institution to satisfy any of the criteria may lead the Department of Education to determine that the institution lacks the requisite administrative capability and, therefore, to commence a proceeding to impose a fine or to limit, suspend or terminate the participation of the institution in Title IV Programs, or to require additional scrutiny as a condition of continued participation. A cohort default rate on federally guaranteed student loans equal to or exceeding 25% in any one of the three most recent federal fiscal years is a basis for such a determination by the Department of Education.

Based on an inspection conducted by the Office of Inspector General of the Department of Education in mid-
2017, the Department of Education concluded that there were serious deficiencies at that time in the College_s administration of federal student financial aid programs. The Department of Education could be cited late and unpaid refunds, lack of refund notification, unpaid credit balances, a high student withdrawal rate, lack of exit counseling documentation, incorrect loan certifications and missing financial aid transcripts. Because of these possible deficiencies, the Department of Education may transfer GSSA from the _advance_ system of payment, under which an institution participating in the Title IV Programs is able to draw down federal funds as students become eligible to receive them, to the _reimbursement_ system of payment, under which the institution must provide documentation to the Department of Education before federal funds are released. The Department of
Education could impose additional sanctions in the future if it determined that the College lacks the capability to administer federal student financial aid programs.

Financial Responsibility. The HEA and the regulations issued thereunder impose new standards of financial responsibility on eligible higher education institutions. These standards require, among other things, that a proprietary institution such as the College meet an _acid test_ ratio (defined as the ratio of cash, cash equivalents and current accounts receivable to current liabilities) of at least 1-to-1 at the end of the institution_s most recent fiscal year. In addition, eligible institutions are required to submit an irrevocable letter of credit, payable to the
Department of Education, in an amount equal to 25% of the total dollar amount of refunds that the institution paid on Title IV Programs in the previous fiscal year. Failure of GSSA to meet these standards would, among other things, render the College ineligible to participate in Title IV Programs and would have a material adverse effect on the College.

Regulatory Consequences of a Change in Ownership Resulting in a Change of Control. A change in ownership resulting in a change of control of GSSA, depending on the type of transaction that gives rise to a change, may have significant regulatory consequences for the College. Such a change in ownership could trigger a requirement for recertification by the Department of Education, reauthorization by certain state licensing agencies or a review of the College_s accreditation. After the Offering, upon a change of control sufficient to require the College to file a Form 8-K with the Securities and Exchange Commission, the College would cease to be eligible to participate in
Title IV Programs until recertified by the Department of Education. In addition, the College_s accrediting agency,
Middle States, requires institutions that it accredits to inform it and, if required, to obtain its approval, in advance of any substantive change, including a change that significantly alters the ownership or control of the institution.
The District of Columbia Education Licensure Commission may require an institution licensed by it to apply to amend its license prior to a change in ownership. Although the Department of Education does not require reporting of certain changes in ownership resulting from the death of an owner, one or more regulatory entities could require reporting, review or reauthorization upon a change in ownership resulting from an owner_s death. If the College undergoes a reportable change in ownership and is not recertified by the Department of Education, does not obtain reauthorization from the necessary state agencies or has its accreditation withdrawn, the change would have a material adverse effect on the College.

Other Regulations. In addition to the regulations discussed above, GSSA is subject to compliance with numerous other regulatory requirements. These requirements include additional financial responsibility standards;
compliance with a rule known as the _85/15 Rule_ that limits an institution_s dependence on Title IV Program funds; and restrictions on adding new locations and programs. In addition, the College is prohibited from offering its employees incentive compensation or other payments or gifts that might constitute inducements to secure enrollments. Failure of the College to comply with these regulations would, among other things, render the College ineligible to participate in Title IV Programs and would have a material adverse effect on the College.

PROSPECTIVE OPERATIONS IN NEW REGULATORY ENVIRONMENT

GSSA_s business strategy includes the establishment of new campuses pursuant to approval granted by the Higher
Education Commission. The College doesn_t currently operate a campus in Wisconsin, and the present management has experience in operating a degree-granting higher education institution under Wisconsin state regulatory requirements but no operational College. There can be no assurance that the College will be successful in establishing any campuses in Wisconsin, or that any campus established in Wisconsin will be profitable.

ABILITY TO MANAGE GROWTH

The College may at time to time experience a period of rapid growth that may strain the College_s financial and management information systems and other resources. Although the College will make a substantial investment in augmenting these systems and resources to support future growth, there can be no assurance that the College will be able to manage any further expansion effectively. Failure to do so would have a material adverse effect on the
College_s financial condition, results of operations and regulatory compliance.

SEASONALITY

The Company_s results of operations may tend to vary significantly within a year because of student enrollment patterns. Enrollment can be lower in the third, or summer quarter, than in the other three quarters. The Company expects that these seasonal trends will continue.

BENEFITS OF THE OFFERING TO AFFILIATES

Approximately $250,000.00 of the net proceeds of the Offering will be paid by the Company to the Current
Stockholders as the C Corporation Distribution and approximately $100,000 of the net proceeds will be paid to
Dr. Bagley, Sr., a Current Stockholder, in connection with the Company_s start-up, the _bill-of-sell_ of GSSA.

NO PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after the Offering or that the market price of the Common
Stock will not decline below the initial public offering price. The initial public offering price will be determined by negotiations between the Company and any of its Representatives. The trading price of the Company_s
Common Stock may be subject to wide fluctuations in response to quarterly variations in operating results, new regulations or interpretations of regulations, announcements of new programs and locations by the Company or its competitors, or other factors. Those factors, as well as general economic, political and market conditions, may adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has been no public market for our common stock. As described below, only a limited number of shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, future sales of substantial amounts of our common stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after this offering, or the perception that those sales may occur, could cause the prevailing market price for our common stock to fall or impair our ability to raise capital through sales of our equity securities.

Upon the closing of this offering, we will have outstanding _______shares of our common stock, after giving effect to the issuance of _______shares of our common stock in this offering, assuming no exercise by the underwriters of their option to purchase additional shares and no exercise of options outstanding as of
______________ , 2020.

Of the shares that will be outstanding immediately after the closing of this offering, we expect that the__________shares to be sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. Shares purchased by our affiliates may not be resold except pursuant to an effective registration statement or an exemption from registration, including the safe harbor under Rule 144 of the Securities Act described below. In addition, following this offering, __________ shares of common stock issuable pursuant to awards granted under certain of our equity plans that are covered by a registration statement on Form S-8 will be freely tradable in the public market, subject to certain contractual and legal restrictions described below.

The remaining______shares of our common stock outstanding after this offering will be restricted securities, as that term is defined in Rule 144 of the Securities Act, and we expect that substantially all of these restricted securities will be subject to the lock-up agreements described below. These restricted securities may be sold in the public market only if the sale is registered or pursuant to an exemption from registration, such as the safe harbor provided by Rule 144.

LOCK-UP AGREEMENTS

We, the selling stockholders, and each of our directors and executive officers and certain other stockholders, who collectively own ___________shares of our common stock following this offering, have agreed that, without the prior written consent of certain of the underwriters, we and they will not, subject to limited exceptions, directly or indirectly sell or dispose of any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock for a period of 365 days after the date of this prospectus, unless extended pursuant to its terms.

RULE 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us.
In addition, under Rule 144, any person who is not our affiliate and has not been our affiliate at any time during the preceding three months and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

Beginning 90 days after the date of this prospectus, a person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of our common stock outstanding, which will equal approximately____________shares immediately after this offering; during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

REGISTRATION RIGHTS

Subject to the lock-up agreements described above, certain holders of our common stock may demand that we register the sale of their shares under the Securities Act or, if we file another registration statement under the
Securities Act other than this covering securities issuable under our equity plans or on Form S-1, may elect to include their shares of common stock in such registration. Following such registered sales, the shares will be freely tradable without restriction under the Securities Act, unless held by our affiliates.

VETERANS BENEFITS

Pursuant to federal law providing benefits for veterans and reservists, the College will be approved for education of veterans and members of the selective reserve and their dependents by the state approving agency in each state in which the College currently operates.

The D.C. Commission granted the College approval to offer educational programs to veterans and other eligible persons in 1983. In 1994 the D.C. Commission extended the College_s approval to undergraduate courses offered at the U.S. Department of Transportation.

=========================================Section 9=====================================

MANAGEMENT

Executive Officers and Directors
The following table provides information regarding our executive officers and directors as of January 6, 2020:

Name:    Age: Position:   Term of Office  Approx Hr WK
Shone Bagley, Sr.  49 Executive Chairman,    N/A   N/A
            President/Chief Executive Officer 20   120
Angel Lopez   55 Managing Director   3   N/A
     VP of Sporting    N/A   N/A
Javier Johnson   42 Managing Director   3   N/A
     Chief Financial officer   N/A   N/A
Melissa Bandy   58 Managing Director   3   N/A
Angela Reifenberg  45 Managing Director   3   N/A

Set forth below is a brief description of the business experience of the directors and executive officers. All of our officers serve at the discretion of our Board of Directors.

Shone Bagley, Sr. is our Executive Chairman and President and Chief Executive Officer. Dr. Bagley, Sr. started the company in January 2017 and serves at the mercy of the Board of Directors as head of all operations. He holds his Ph.D. in Divinity and Psychiatry and has been counseling for over 18 years. Dr. Bagley, Sr. also served our country around the world in the U.S. Army. Dr. Bagley, Sr. has been in an executive role in business for over
10 years by bringing value to each business he worked for or started.

Angel Lopez holds a Bachelor of Science from Southern University in physical education, Southern Illinois
University in Masters of curriculum, and instruction Cardinal Stritch Masters in Education leadership, James
Madison University Bachelor of Science of sports management, Board member of Parents of peace and Justic,e
Sports division in Chicago NFL alumni Chicago chapter, Latino Community liaison Nflpa, Chicago chapter Latino community consultant NFL espanol consultant.

Javier L. Johnson is a father of 4 that believes in structure and discipline, he have been a leader in the financial industry for 19 years; working as a branch manager of two of the largest financial institutions in Southeastern
Wisconsin. His failures and family have helped him develop his mission and vision. He aimlessly looked for success until the age of twenty-five years old. After a massive business failure, he re-evaluated everything he thought he knew about business. This failure made him realize he needed to further his education, as he realized he was not a nearly as prepared for the business world as he thought he was. He received his Associates in
Business Administration (C/O 2011), Bachelors in Business Management (C/O 2015), and a Master_s in Business
Administration (C/O 2017). There have been countless instructors at Cardinal Stritch that have influenced his professionally and personally, and this is what motivated him to serve on the Cardinal Stritch Alumni Board of
Directors. For him business is a lifestyle, and he realized long ago that he is a walking depiction of any corporation he represents.

Melissa Brandy is a Sr. Advisor of Digital Strategy and Execution. Melissa provides consulting services/advisory in digital marketing strategy, e-commerce strategy, platform selection, digital marketing execution, brand building/promotion, and product listing and conversion rate optimization.  She_s a veteran of e-commerce and digital marketing. Her experience in putting in place the right e-commerce, marketing and digital products, services, tools and people to maximize online and offline sales, leads and new customer acquisition and retention for organizations. Melissa_s breadth of technical, marketing and business experience provides a rare combination for digital transformation, launch and business growth efforts. Over the years, Melissa has shared her expertise with companies like PKWARE, Yamaha, C&H Distributors and Nasco. Melissa has a Bachelor_s Degree in
Electrical Engineering from the Purdue University, and a Master of Science in Electrical Engineering from
Northwestern University.

Angela Reifenberg is an High School Math Teacher. She has been in this position for 10 years and prior to this taught Math courses at the technical college  and at the university level. Prior to teaching she was a civil engineer for 10 years. Her Under Graduate Degree comes from University of Dayton and her Master in civil engineering was earned at Marquette University. Her teaching certification was earned at Concordia University.

DEPENDENCE ON KEY PERSONNEL

The College is highly dependent on certain of its personnel, particularly Dr. Shone Bagley, Sr., the College_s
President/CEO. The loss of Dr. Bagley, Sr._s services or those of one or more of the College_s other significant employees could have a material adverse effect on the College_s financial condition and results of operations. The
College believes that its future success will depend upon its ability to continue to attract, motivate and retain highly skilled, managerial, recruitment and marketing, and academic personnel. The College does not carry key-
man life insurance on its key personnel. There can be no assurance that the College will be successful in attracting and retaining the personnel it requires.

BOARD OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of five (5) directors. Following the completion of this offering, we expect our Board of
Directors to initially consist of 13 directors.

We are party to a Board Contract, Conflict of Interest Agreement and the Shareholders Agreement (the
_Shareholders Agreement_) that, among other things, contains agreements with respect to the compensation of our
Board of Directors. Pursuant to the Shareholders Agreement, each of our Directors has the right to nominate directors to serve on our Board of Directors. For more information regarding the rights of the Sponsors to nominate directors and other related arrangements, contact the Executive Chairman Because of these requirements we do not currently have a policy or procedures with respect to shareholder recommendations for nominees to our Board of Directors.

The terms of Dr. Bagley, Sr. employment agreement with GSSA_s requires that Dr. Bagley, Sr. be appointed to serve indefinite as our Executive Chairman of the Directors.

BACKGROUND AND EXPERIENCE OF DIRECTORS

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person_s background and experience as reflected in the information discussed in each of the directors_ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. Once appointed, directors serve until they resign or are terminated by the stockholders or terms expire.

Role of Board of Directors in Risk Oversight

The Board of Directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit
Committee represents the Board of Directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board of Directors all areas of risk and the appropriate mitigating factors. In addition, our Board of Directors receives periodic detailed operating performance reviews from management.

ELECTION OF DIRECTORS

As a Shareholder of the Company, you will be entitled to vote your Shares for the election of at least one at-large director unless you purchase 1,000,000 or more Shares in this offering, in which case you be deemed an
_appointing member_ and will have the right to appoint a director to the board as described below. At-large directors are elected by plurality vote of all Shareholders other than appointing members, which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors.
Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Shareholders may also nominate candidates for our board by giving advance written notice to the Company with information about the nominee and the nominating member as provided in the Bylaws.

DIRECTOR INDEPENDENCE

Pursuant to the corporate governance listing standards of [OTC Market[the Nasdaq] a director employed by us cannot be deemed to be an _independent director,_ and each other director will qualify as _independent_ only if our Board of Directors affirmatively determines that he has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

Our Board of Directors is expected to affirmatively determine prior to this offering which members are
_independent_ in accordance with [OTC Market][Nasdaq] rules.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the _Code of Ethics_) applicable to all employees, executive officers and directors that addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Code of Ethics. The information available on or through other means of our policy is not part of this prospectus. If we ever were to amend or waive any provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such waiver or amendment by posting such information on our internet website set forth above rather than by filing a Form 8-K.

COMMITTEES OF THE BOARD OF DIRECTORS

Promptly following completion of the Offering, the Board of Directors will establish an Audit Committee, an
Executive Committee and a Compensation Committee.

Audit Committee. The Audit Committee will consist of independent directors. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company_s internal accounting controls.

Executive Committee. The Executive Committee will consist of Dr. Bagley, Sr. and one or more independent directors and will exercise such authority as is delegated to it.

Compensation Committee. The Compensation Committee will consist of Dr. Bagley, Sr. and two independent directors. The Compensation Committee will determine the compensation of the Company_s executive officers, subject to the provisions of the applicable employment agreements, and will administer the Company_s Stock
Option Plan. Dr. Bagley, Sr. intends to abstain from participating in any actions of the Compensation Committee affecting his compensation.

COMPENSATION OF THE BOARD OF DIRECTORS

All of the Directors are reimbursed for expenses incurred in connection with their attendance at Board and
Committee meetings. Directors currently receive no other compensation for serving as Directors.

We did not provide any compensation to non-employee members of our Board for service on our Board and none of our non-employee directors received any cash or equity compensation during the year ended December,
2019.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provides that none of our directors or officers will be personally liable to us or our shareholders for monetary damages for a breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director_s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director_s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director_s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Under Wisconsin law, no shareholder or director will be liable for any of our debts, obligations or liabilities solely because he or she is a shareholder or director. In addition, Wisconsin law permits, and our Bylaws contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

DIRECTOR AND SHAREHOLDER LIABILITY AND INDEMNIFICATION

We have entered, or will enter, into an indemnification agreement with each of our directors and executive officers. The indemnification agreements, together with our amended and restated certificate of incorporation and amended and restated bylaws, will provide that we will jointly and severally indemnify each indemnitee to the fullest extent permitted by the Wisconsin_s general Chapter 180 corporation law from and against all loss and liability suffered and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with any threatened, pending, or completed action, suit or proceeding. Additionally, we will generally advance to the indemnitee all out-of-pocket costs of any type or nature whatsoever incurred in connection therewith. We have also entered into an agreement with our Sponsors to clarify that we have the primary obligation to indemnify the Sponsors and their affiliates for expenses and indemnification obligations that we or our subsidiaries provide to our officers and directors.

We may be required to advance the costs and expenses to or on behalf of an officer or director before there is a final determination upon our duty to have indemnified the manager or director.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our Covered
Persons as described above, or otherwise, we have been informed that, in the opinion of the Securities and
Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EMPLOYMENT AGREEMENTS

Dr. Bagley, Sr. and the Company have entered into an Employment Agreement, effective as of the Offering closing date, which provides that Dr. Bagley, Sr. will serve as President and Chief Executive Officer of the
College. For his services, Dr. Bagley, Sr. will receive an initial annual salary of $100,000. According to the terms of the Employment Agreement, salary for successive years will be mutually established by the Board of Directors and Dr. Bagley, Sr. The Employment Agreement provides that in the event that Dr. Bagley, Sr._s employment is terminated by the Board of Directors, Dr. Bagley, Sr. will be entitled to severance benefits equal to the amount of his most recent annual salary. The agreement contains a covenant restricting Dr. Bagley, Sr. from competing with the College for three years after the termination of employment.

STOCK OPTION PLAN

The Company will provide a Stock Option Plan (the _Plan_) provides for the grant of options that are intended to qualify as _incentive stock options_ under Section 422 of the Internal Revenue Code of 1986, to full time employees as well as the grant of non-qualifying options to directors and employees of the Company. The Plan authorizes the issuance of up to 1,000,000 Shares pursuant to options granted under the Plan (subject to anti-
dilution adjustments in the event of a stock split, recapitalization or similar transaction). The Compensation
Committee of the Board of Directors will administer the Plan and will grant options to purchase Shares.

The option exercise price for incentive stock options granted under the Plan may not be less than 100% of the fair market value of the Shares on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Shares). The option exercise price for non-incentive stock options granted under the Plan may not be less than par value of the Shares on the date of grant of the option. The maximum option term is ten years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Shares). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. Options covering no more than 500,000 Shares may be granted to any officer or other employee during the term of the Plan. There is also a
$100,000 limit on the value of Shares (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any calendar year.

Payment for Shares purchased under the Plan may be made either in cash or, if permitted by the particular option agreement, by (i) exchanging Shares of the Company with a fair market value equal to the total option exercise price or (ii) authorizing the Company to withhold whole Shares then issuable upon exercise of the option with a fair market value equal to the total option exercise price, and cash for any difference. If permitted by the particular option agreement, options may be exercised by directing that certificates for the Shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

It is anticipated that options to purchase 600,000 Shares at the initial public offering price will be granted to all employees eligible to participate in the 401(k) Plan and for all Directors, except for Dr. Bagley, Sr. who will not receive any options under the initial grant.

Options granted under the Plan are not transferable and may be exercised only by the optionee during his or her lifetime. If any optionee_s employment with the Company terminates by reason of death or permanent and total disability, the optionee_s options, whether or not then exercisable, may be exercised within one year after such death or disability unless otherwise provided in the option agreement (but not later than the date the option would otherwise expire). If the optionee_s employment terminates for any reason other than death or disability, options held by such optionee terminate upon such termination unless otherwise provided in the option agreement or approved by the Compensation Committee (but not later than the date the option would otherwise expire). The
Compensation Committee may extend the period during which the option may be exercised (but not later than the date the option would otherwise expire) by so providing in the option agreement. The options will terminate within a specified time after the optionee_s termination of employment with the Company.

Any options forfeited pursuant to the vesting provisions of the Plan (or other limitations on exercise described above) will again be available for award under the Plan.

Upon any dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the
Company to another corporation, or upon any transaction approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the
Company, the Plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of this Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of Shares and the per Share exercise price. In the event of such termination, all outstanding options will be exercisable in full during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

The Board of Directors may amend the Plan with respect to Shares as to which options have not been granted.
However, the Company_s stockholders must approve any amendment that would: (i) change the requirements as to eligibility to receive options; (ii) materially increase the benefits accruing to participants under the Plan; or (iii)
materially increase the number of Shares that may be sold pursuant to options granted under the Plan (except for adjustments upon changes in capitalization).

401(k) PLAN

The College maintains a retirement plan (the _401(k) Plan_) intended to qualify under Sections 401(a) and 401(k)
of the Internal Revenue Code of 1986. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the College of at least 21 years of age, employed by the College for at least one year. Employees may contribute up to 10% of their annual wages (subject to an annual limit prescribed by the Code) as pretax, salary deferral contributions. The College may, in its discretion, match employee contributions up to a maximum of 15% of annual wages.

CORPORATE ANTI-TAKEOVER PROVISIONS

The Company has elected to include in its Bylaws provisions exempting it from the application of the Wisconsin business combination statute and control share acquisition statute.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for the Common Stock will be designated prior to completion of the Offering.

==============================================Section 10==============================

EXECUTIVE COMPENSATION

The following table sets forth the compensation for the last completed fiscal year paid to the College_s Chief
Executive Officer. No other executive officer of the College received compensation equal to or exceeding
$100,000 in that fiscal year.

NAME AND PRINCIPAL POSITION  YEAR  Equity Granted
---------------------------------- ------  --------------------
Shone Bagley, Sr.,   2017  10,000,000
Executive Chairman, President and Chief Executive Officer

Angel Lopez,    2018  500,000
Managing Director, VP of Sports

Javier Johnson,    2018  500,000
Managing Director

Melissa Bandy,    2018  500,000
Managing Director

Angela Reifenberg ,  2018  500,000
Managing Director

We expect to implement a compensation program for our non-employee directors in connection with this offering.

=======================================Section 11=====================================

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Shareholders Agreement

On ____________________, the Sponsors and certain other investors entered into the Shareholders Agreement with us, Greater States Sports Authority, Inc.. The Shareholders Agreement provides that the following director nomination rights shall remain in force following the consummation of this offering:
  each of our Sponsors shall have the right to nominate 1 directors to serve on our Board of Directors for so long as such Sponsor owns at least 500,000 of our common shares;
  in the event a Sponsor owns more than 500,001, but less than 1,000,000, of our common shares, such
Sponsor shall then be entitled to nominate two (2) directors to serve on our Board of Directors;
  in the event a Sponsor owns More than 1,000,001, but less than 10,000,000, of our common shares, such
Sponsor shall then be entitled to nominate three (3) director to serve on our Board of Directors;

provided, in each case, that the number of director nominees to which a Sponsor is entitled shall not be decreased if, immediately following the transfer of shares by such Sponsor, such transferring Sponsor holds (a)(1) fewer shares than the other Sponsor and (2) the number of shares held by such transferring Sponsor is equal to or greater than 51.48% of the number of shares held by the other Sponsor or (b) more shares than the other Sponsor if such other Sponsor has the right to nominate three directors. The number of shares described above shall be adjusted as necessary to reflect any stock dividend, split, combination or other recapitalization or similar transaction. Following the completion of this offering, we expect our Board of Directors to initially consist of 5 directors but not more than 13.

In addition, the Shareholders Agreement contains additional agreements among the parties that will remain in effect following the consummation of this offering, including, among other things:
  each Sponsor has a proxy to vote all of the shares owned by parties to the Shareholders Agreement
(subject to certain exceptions for shares purchased for cash in transactions approved by the Board of Directors);
  each Sponsor has the right to have at least one director nominated by such Sponsor appointed to each committee of the Board of Directors (subject to applicable SEC and [OTC Market][Nasdaq]governance rules) so long as that Sponsor is entitled to at least one director nominee;
  certain limited tag along rights for up to one year following the consummation of this offering; and
  certain restrictions on the transfer of shares owned by parties to the Shareholders Agreement (other than the Sponsors) without Sponsor approval for up to one year following the consummation of this offering.

In addition, we expect to adopt amended and restated bylaws, which will become effective immediately prior to the completion of this offering, and which will provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws are expected to provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws will also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Wisconsin Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are expected to be included in our amended and restated certificate of incorporation and amended and restated bylaws and are included in the indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder_s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Prior to the completion of the offering, we will obtain insurance policies under which, subject to the limitations of the policies, coverage will be provided to our directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

===================================Section 12==========================================

PRINCIPLAL SECURITY OWNERSHIP

The number of shares and percentages of beneficial ownership prior to this offering set forth below are based on the number of shares of our common stock to be issued and outstanding immediately prior to the consummation of this offering. The number of shares and percentages of beneficial ownership after this offering set forth below are based on the number of shares of our common stock to be issued and outstanding immediately after the consummation of this offering.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a _beneficial owner_ of a security if that person has or shares _voting power,_ which includes the power to vote or to direct the voting of the security, or _investment power,_ which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Securities that can be acquired within 60 days are deemed to be outstanding for purposes of computing such person_s ownership percentage, but not for purposes of computing any other person_s percentage.
Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities with respect to which such person has no economic interest.

Pursuant to the Registration Rights Agreement, we have agreed to bear the expenses of the selling stockholders in connection with this offering and to indemnify them against certain liabilities, including liabilities under the
Securities Act.

The following sets forth certain information regarding the ownership of our Shares as of the date of this memorandum by each person or entity known by us to be the beneficial owner of more than 10% of the outstanding Shares.

NAME OF BENEFICIAL OWNER: SHONE BAGLEY, SR.
POSITION WITH GSSA:
# OF SHARES:  10,000,000
% OF CLASS PRIOR TO OFFERING:  10%

=========================================Section 13=====================================

Description of Capital Stock

General

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect as of immediately prior to the completion of this offering. We will adopt an amended and restated
certificate of incorporation and amended and restated bylaws that will become effective immediately prior to the completion of this offering, and this description summarizes the provisions that are expected to be included in such documents. Because it is only a summary, it does not contain all the information that may be important to you.

Immediately following the completion of this offering, our authorized capital stock will consist of
__________________shares of capital stock, $______ par value per share, of which shares are designated as
Class A common stock.

Class A Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

The holders of our Class A common stock is entitled to one vote per share.

Our stockholders do have the ability to cumulate votes for the election of directors except for the founder, Dr.
Shone Bagley, Sr.. Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors All directors will be elected at each annual meeting of our stockholders, or under a special call for Board Members. Having the other classes continuing for the remainder of their respective five (5) year terms.

Annual Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board of
Directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board of Directors; in the aggregate, at least 40% in voting power of the stock of our company entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the Board of Directors or by the secretary of the Company at the request of any Sponsor. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

==========================================Section 14==================================

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our common stock, and we cannot predict what effect, if any, market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options, in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

Upon the consummation of this offering, we will have ____________________ shares of common stock outstanding. All shares sold in this offering will be freely tradable without registration under the Securities Act and without restriction by persons other than our _affiliates_ (as defined under Rule 144). The shares of common stock held by our directors, officers and employees after this offering, will be _restricted_ securities under the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemptions pursuant to Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who is not deemed to be or have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without registration, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of a prior owner other than an affiliate, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction that was completed in reliance on Rule 701 and complied with the requirements of
Rule 701 will be eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule
144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

=====================================Section 15======================================

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock purchased in this offering that is held as a capital asset.

A _non-U.S. holder_ means a beneficial owner of our common stock (other than a partnership) that is not, for
U.S. federal income tax purposes any of the following:

  an individual who is a citizen or resident of the U.S.;

  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S.
persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the _Code_), and
U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof. Those authorities may be changed or subject to different interpretations, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot provide any assurance that a change in law will not alter significantly the tax considerations that we describe in this summary.

This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with other
U.S. federal taxes (such as gift tax, the alternative minimum tax or the Medicare contribution tax), or with foreign, state, or local tax considerations or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws
(including if you are a U.S. expatriate, a bank or other financial institution, an insurance company, a tax exempt organization, a trader, broker or dealer in securities or currencies, a _controlled foreign corporation,_ a _passive foreign investment company,_ a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such pass-through entity) or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment).

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership considering an investment in our common stock, you should consult your own tax advisors.
If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

DIVIDENDS

Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (including providing a properly executed IRS Form W-8ECI). Instead, such dividends are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code.
Any such effectively connected dividends received by a foreign corporation may be subject to an additional
_branch profits tax_ at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN or W-
8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder of our common stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

GAIN ON DISPOSITION OF COMMON STOCK

Subject to the discussions of backup withholding and additional withholding requirements below, any gain realized on the sale, exchange, or other taxable disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S.
holder);

  the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  we are or have been a _U.S. real property holding corporation_ for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates applicable to such holder if it were a
United States person as defined under the Code. In addition, if a non-U.S. holder described in the first bullet point immediately above is a corporation for U.S. federal income tax purposes, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not and do not anticipate becoming a _United States real property holding corporation_ for
U.S. federal income tax purposes. If we are or become a _United States real property holding corporation,_ so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S.
holder who holds or held directly, indirectly, or constructively (at any time during the shorter of the five year period preceding the date of disposition or the holder_s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock.

FEDERAL ESTATE TAX

Common stock held (or deemed to be held) by an individual non-U.S. holder at the time of death will be included in such holder_s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

The applicable withholding agent must report annually to the Internal Revenue Service and to each non-U.S.
holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder may be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code) on a properly executed IRS Form W-
8, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding may apply to the proceeds of a sale of our common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

The certification procedures required to claim the exemption from withholding tax on dividends described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder_s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular circumstances, including the procedure for claiming any applicable exemption.

ADDITIONAL WITHHOLDING REQUIREMENTS

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as _FATCA_), a 30% U.S.
federal withholding tax may apply to any dividends paid on our common stock, and to the gross proceeds from disposition of our common stock occurring after December 31, 2018, in each case paid to (i) a _foreign financial institution_ (as specifically defined under FATCA), which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which alternatively may be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner that avoids withholding, or (ii) a _non-financial foreign entity under FATCA which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under _Dividends,_ the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

===============================================Section 16=============================

UNDERWRITERS

As of this date of this prospectus we do not have an underwriter(s). All investments will be held with BMO Harris
Bank

BMO Harris Bank  Brookfield, WI
3155 N 124th Street, Brookfield, WI 53005
Jeana Pennings
VP of Business Banking

==============================================Section 17==============================

LEGAL PROCEEDINGS

From time to time, the College may be involved in litigation and other legal proceedings arising out of the ordinary course of its business. As of the date of this Prospectus, there are no pending material legal proceedings to which the Company is subject or to which the Company_s property is subject.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer_s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly)
remuneration for solicitation of purchasers in connection with such sale of the issuer_s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain Disqualifying Events described in Rule 262(d) of Regulation A subsequent to February 19, 2020, subject to certain limited exceptions.
The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to February 19, 2020 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company_s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

The Law Offices of Barrock & Barrock
13500 W. Capitol Dr. Brookfield, WI 53005
(262) 783-7711

==============================================Section 18=============================

EXPERTS

As of the date of this prospectus we do not use an independent public accountant(s). THE BALANCE SHEET
AND THE RELATED STATEMENTS OF INCOME, STOCKHOLDERS_ EQUITY AND CASH FLOWS FOR THE
PERIOD INCLUDED IN THIS PROSPECTUS HAVE NOT BEEN HEREIN IN RELIANCE UPON THE
REPORTS OF ANY THIRD PARTY AUDITS.

Hands of Experience, LLC
21001 Watertown RD, Waukesha, WI 53186
Asajia Wade / Michael Evergreen
CPA / Accountant
(414) 627-1048

============================================Section 19===============================

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC_s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through, our website under the heading _Investor Relations_ at a later date. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.
You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC_s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

===============================================Section 20===============================

END OF PRIVATE PLACEMENT MEMORANDUM

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on
February 19, 2020.

Greater States Sports Authority, Inc.

By: /s/ SHONE BAGLEY, SR.
Chairman, Chief Executive Officer
February, 25, 2020

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

The undersigned directors and officers of Greater States Sports Authority, Inc. hereby constitute and appoint Dr.
Shone M Bagley, Sr., whom may act without joiner of the other, the individual_s true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange
Commission, granting unto said attorneys in fact and agents, and Dr. Shone Bagley, Sr., full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated on February 19, 2020.

Signature    Title

/S/ SHONE BAGLEY, SR.   President and Chief Executive Officer (Principal Executive Officer)
Shone Bagley, Sr.

/S/ ANGEL LOPEZ
Angel Lopez   Managing Director, VP of Sports

/S/ JAVIER JOHNSON
Javier Johnson   Managing Director, Treasurer and CFO

/S/ MELISSA BANDY
Melissa Bandy   Managing Director, Secretary

/S/ ANGELA REIFENBERG
Angela Reifenberg  Managing Director

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: __/S/__________________________________________
SHONE BAGLEY, SR.

Shone Bagley, Sr.
Chief Executive Officer and Director
February, 19, 2020

By: __/S/_________________________________________
/S/ ANGEL LOPEZ

Angel Lopez
Vice President of Sports Department
February, 19, 2020

By: __/S/________________________________________
/S/ JAVIER JOHNSON

Javier Johnson
Chief Financial Officer and Director
February, 19, 2020

By: __/S/______________________________________
/S/ MELISSA BANDY

Melissa Bandy
Secretary and Director
February, 19, 2020

By: __/S/______________________________________
/S/ ANGELA REIFENBERG

Angela Reifenberg
Director
February, 19, 2020

=============================Section 21=========================================

IMPORTANT EXHIBITS FOLLOW
EXHIBIT
_A_   ARTICLES OF ORGANIZATION
_B_   FORM OF SUBSCRIPTION AGREEMENT
_C_   SAMPLE ACCREDITED INVESTOR VERIFICATION REPRESENTATIVE LETTER

__________________________
Exhibit A
Articles of Organization
____________________________

State of Wisconsin
DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Serves

ARTICLES OF INCORPORATION  STOCK FOR-PROFIT CORPORATION.

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Ch. 180 of the
Wisconsin Statutes:

ARTICLE 1

The name of this company is Greater States Sports Authority, Inc. (the _Company_)

ARTICLE 2

 The corporation is organized under Ch. 180 of the Wisconsin Statutes.

ARTICLE 3

The Corporation shall be authorized to issue  200,000,000  shares.

ARTICLE 4

 Name of the initial registered agent:  Shone Bagley, Sr.

ARTICLE 5

Street Address of the initial registered office:

21001 Watertown RD, STE 103, Waukesha, WI 53186

ARTICLE 6

Section 6.1. The Company shall be Board of Director managed and its Directors shall be selected in the manner described in the Operating Agreement of the Company. The Board of Directors of the Company are not agents of the Company for the purpose of its business affairs or otherwise. No Shareholder, Director, agent, employee, or any other person shall have any power of authority to bind the Company in any way except as may be expressly authorized by the operating Agreement of the Company or unless to do so by the Board of Directors of the
Company.

Section 6.2. A shareholder of this Company or a Director of the Board of Directors of this Company is vested shall not be personally liable to the Company of its members for monetary damages for breach of fiduciary duties as a Shareholder or Director, except for liability (i) for any breach of the Shareholder or Director duty of loyalty to the Company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for a transaction from which the Shareholder or Director derived an improper personal benefit of a wrongful distribution in violation of the Wisconsin Corporate laws.

Section 6.3. The Company may, by action of the Board of Director(s), provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effects as the Director(s) shall determine to be appropriate and authorized by applicable law.

Section 6.4. No Shareholder of the Company shall be liable in his, her, or its capacity as a Shareholder for the debts, obligations, or liability of the Company under 180.0622(2) of the Wisconsin  Business Corporations
Chapter 180.

Section 6.5. The rights and authority conferred in this Article shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the article of organization or operating agreement of the Company, agreement, vote of Shareholder or disinterested Shareholder(s), or otherwise.

Section 6.6. Any repeal or amendment of this Article by the Shareholder of the Company shall not adversely affect any right or protection of a Shareholder, Director(s), or officer existing at the time of such repeal or amendment.

ARTICLE 7

The name and address of each incorporator:

Names:    Shone Bagley, Sr.
Address:   3065 N. 124th Street,
   Suite 203
   Brookfield, WI 53005

   /s/ Shone Bagley, Sr.
   Incorporator_s signature

This document was drafted by:   Shone Bagley, Sr.

Dated: June 15, 2017

=======================================Section 22====================================

___________________________
Exhibit B
Form of
Subscription Agreement
____________________________

EXHIBIT _C_
TO THE RULE 505 PRIVATE PLACEMENT MEMORANDUM
DATED DECEMBER 15, 2016

SUBSCRIPTION DOCUMENTS -
SUBSCRIPTION AGREEMENT, INVESTOR SUITABILITY QUESTIONNAIRE AND
PROMISSORY NOTE AND SECURITY AGREEMENT

Send form and payment to:
GSSA - Stock Agreement -
21001 Watertown RD, Waukesha, WI 53186

This Stock Subscription Agreement (the _Agreement_) is made as of 2020/21, by and between GREATER
STATEs SPORTS AUTHORITY, Inc. (GSSA) a Wisconsin corporation (the _Company, College_), and

________________________________________________________________ (_Subscriber_).
   (print your name)

The Subscriber herby represents and warrants to, and agree with, the Company, as follows:

That the undersigned is aware of the following:

 (a)  The Shares are speculative investments which involves a substantial degree of risk of loss buy the undersigned of the undersigned_s entire investment in the Company and that the undersigned understands and take full cognizance of the risk factors related to the purchase of the Shares, including, but on limited to those set forth in the Company_s Prospectus;

 (b)  The Company is newly formed (since 2016) and has been operating at a loss and may do so for the foreseeable future;

 (c)  No federal or state agency has made any findings as to the fairness of the terms of this agreement;

 (d) Any projections or predictions that may have been made available to investors are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;

 (e) That the undersigning is financially responsible, able to meet all obligations hereunder, and acknowledge that this investment will be long-term and is by nature speculative

1.  Subscription for Stock
  $___________________________  (_____) $_____________ = _____________ total shares
   Total Cost to pay    Share Price

Subject to the terms and conditions of this Agreement, on the date hereof the Company will  issue to Subscriber, and Subscriber agrees to purchase from the  Company,  __________________ shares of the Company_s
Common Stock in exchange for Subscriber_s membership interests in GSSA, (the _Consideration_). The term
_Shares_ refers to the Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Subscriber is entitled by reason of Subscriber_s ownership of the Shares.

2.  Subscription

The Subscription of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and
Subscriber shall agree (the _Subscription Date_).  On the Subscription Date, the Company will deliver to
Subscriber a certificate representing the Shares Subscribed for by Subscriber (which shall be issued in Subscriber_s name) in exchange for the Consideration.

3.  Limitations on Transfer

In addition to any other limitation on transfer created by applicable securities laws, Subscriber shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

Restrictions Binding on Transferees - All transferees of Shares or any interest therein will receive and hold such
Shares or interest subject to the provisions of this Agreement.  Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

Market Standoff Agreement - In connection with the initial public offering of the Company_s securities and upon request of the Company or the underwriters managing such offering of the Company_s securities, Subscriber agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the
Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the
Company_s initial public offering.

4.  Investment and Taxation Representations

In connection with the subscription of the Shares, Subscriber represents to the Company the following:

Subscriber is aware of the Company_s business affairs, financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.
Subscriber is subscribing for Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any _distribution_ thereof within the meaning of the Securities Act.

Subscriber understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Subscriber_s investment intent as expressed herein.

Subscriber understands that the Shares are _restricted securities_ under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that the Company has no obligation to register or qualify the Shares for resale. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Subscriber_s control, and which the Company is under no obligation and may not be able to satisfy.

Subscriber understands that Subscriber may suffer adverse tax consequences as a result of Subscriber_s subscription for or disposition of the Shares.  Subscriber represents that Subscriber has consulted any tax consultants Subscriber deems advisable in connection with the subscription for or disposition of the Shares and that Subscriber is not relying on the Company for any tax advice.

The Corporation has prepared and timely filed all material United States income tax returns and all material state tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. The United States income tax returns of the Corporation have not been audited by the Internal Revenue Service, no deficiency assessment or proposed adjustment of the Corporation_s
United States income tax or state tax is pending and the Corporation has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for prior tax periods, for which there is not an adequate reserve reflected in the Financial Statements.

5.  Restrictive Legends and Stop-Transfer Orders

  (a) Legends - The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
(i)    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW
TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR
DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED
THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH
REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

 (ii)   THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN
ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE
STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

 (iii)  Any legend required to be placed thereon by state securities laws.

   (b) Stop-Transfer Notices - Subscriber agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate _stop transfer_ instructions to its transfer agent, if any, and that, if the
Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer - The Company shall not be required

 (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
 (ii) to treat as  owner of such Shares or to accord the right to vote or pay dividends to any Subscriber or other transferee to whom such Shares shall have been so transferred.

(d) Removal of Legend - When the expiration or termination of the market standoff provisions of Section 3(b)
(and of any agreement entered pursuant to Section 3(b)) has occurred, the Shares then held by Subscriber will no longer be subject to the legend referred to in Section 5(a)(ii). After such time, and upon Subscriber_s request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 5(a)(ii), and delivered to Subscriber.

(e) The undersigned investor represents that he/she has the ability to bear the economic risks of his/her investment hereunder. Investor represents that he/she is an _accredited investor_ as that term is defined in Rule 501 of
Regulation D promulgated under the Act. Investor represents that

 (i) he/she is experienced in evaluating and investing in newly organized, high risk companies such as the
Corporation,
 (ii) he/she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his/her investment, and
 (iii) he/she has the ability to bear the economic risks of his/her investment.

(f) Investor represents that he/she has had access to the same kind of information that would be provided in a registration statement filed by the Corporation under the Act and that he/she has had, during the course of the transactions contemplated hereunder and prior to his/her purchase of Shares, the opportunity to ask questions of the Corporation and to obtain additional information as necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Corporation.

(g) Investor represents that he/she has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by means of any such media.

6.  No Employment Rights

Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Subscriber_s employment or consulting relationship, for any reason, with or without cause.

7. Indemnification

The undersigned shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company (collectively the _indemnified
Parties_ and individually an _Indemnified Party_)  who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys_ fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person of entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from (i) any misrepresentation or misstatement of facts or omission to represent or state facts made by the undersigned including, without limitation, the information in this Subscription Agreement, or (ii) Litigation or other proceeding brought by the undersigned against one or more indemnified Party wherein the Indemnified Party is the prevailing party

8. Miscellaneous

         (a) Governing Law - This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the
State of Wisconsin, without giving effect to principles of conflicts of law.

         (b) Entire Agreement; Enforcement of Rights - This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.
No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

         (c) Severability - If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
 (i) such provision shall be excluded from this Agreement,
 (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
 (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

         (d) Construction - This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

         (e) Notices - Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party_s address or fax number as set forth below or as subsequently modified by written notice.

         (f) Counterparts - This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (g) Successors and Assigns - The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company_s successors and assigns. The rights and obligations of Subscriber under this
Agreement may only be assigned with the prior written consent of the Company.

         (h) The undersigned acknowledges that the Company may, in its sole and absolute discretion, accept or reject this subscription offer in whole or in part.

[Signature page follows]

GSSA_S SUBSCRIPTION AGREEMENT

The Company may only accept subscription from persons who meet certain suitability standards. Therefore, certain information is requested below.

I, ____________________________________, hereby acknowledge receipt of GSSA_s Certificate for

____________ shares of Common Class _A_ Stock of the Company.  This certificate is for:   Self/Gift.

Name of inheritor: ___________________________Address: ___________________________
        (Place to send dividends)
Name:____________________________________  Social Security # ___________________
            (Print)
     ___________________________________  Age: ________  BD: __________________
       (Signature)

Address: ____________________City ______________________ State _______ Zip: ______

Contact Number: __________________________ Email:
_____________________________________________________________________________

Copy of State ID for Proof of subscriber here :

I verify this is a true ID copy.
Director/Officer of verification: ___________
          Initials

_____________________________________________________________________________
I, __________________________________, hereby acknowledge this form as receipt of payment for shares of this company. I paid ________________ for ______________ shares by form of:

Check #_________ Cash _____ Money Order _____    CC (last four)  __________Expire _____

Bank of Check____________________________                 Security Code: __________
-----------------------------------------------------------------------------
(optional)

I, _____________________________, spouse of ___________________________, have read and hereby approve the foregoing Agreement. In consideration of the Company_s granting my spouse the right to purchase the
Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall be similarly bound by the
Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

  __________________________________________ Spouse of
              (Signature)

CASH RECEIPT

Greater States Sports Authority, Inc. (GSSA)     Date: ____________________________
21001 Watertown RD, Waukesha, WI 53186
(414) 699-1962 / gssainc2016@gmail.com

Dear all,
This letter is to inform all of payment given to GSSA by the below person(s) now being GSSA_s investor(s).

I ___________________________________________________ have received from Mr. / Mrs.
       (Print name of GSSA representative receiving payment)

____________________________________________________________________________
       (Print name of person(s) giving payment for GSSA_s common class A Stock(s))

With the resident of __________________________________, City of __________________,

State of ______________________, ZIP: ____________.  I am giving GSSA the amount of

$ ________________, (__________________________________________________ Dollars), for the
purchase of

GSSA_s common Class A Stock par value of $_____________. In return I have received __________________
Shares of GSSA Stock for (myself / as a gift to):

_______________________________________________________________________
(Print name of person gifting to)
_______________________________________________________________________
(Address of the person gifting to)
PAYMENT WAS MADE BY:
____ Cash,
____ Check#________________,
____ Money Order or Cashier_s Check#_____________________________.

Signature of giving of payment:    Signature of receiving of payment:

Witness: _______________________________________________ / ______________________________
          (GSSA or Bank Representative) (Print name)    (Signature of representative)

Place: _________________________________________ and Date: _______________________ 20_____.

=============================================================================

SHAREHOLDER SIGNATURE PAGE
ADDENDA TO THE
BYLAWS OF
GREATER STATE SPORTS AUTHORITY, INC.

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a
Shareholder in GREATER STATE SPORTS AUTHORITY, INC., and does hereby agree that the undersigned, along with the other parties to the Bylaws, shall be subject to and comply with all terms and conditions of said
Bylaws in all respects as if the undersigned had executed said Bylaws on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Bylaws from and after the date of execution hereof.

Individuals:        Entities:

___________________________________  _________________________________
Name of Individual Shareholder (Please Print)   Name of Entity (Please Print)

___________________________________________ __________________________________
Signature of Individual Print     Name and Title of Officer

___________________________________________ __________________________________
Name-of-Joint-Individual Shareholder (Print)   Signature of Officer

__________________________________________
Signature of Joint Individual Shareholder

Dated: ____________________________   Dated:________________________

ACCEPTANCE OF SUBSCRIPTION BY GREATER STATEs SPORTS AUTHORITY, INC.:

Greater States Sports Authority, inc. hereby accepts Subscriber_s subscription for shares.

Dated this ________ day of______________________________________, 20 .

GREATER STATEs SPORTS AUTHORITY, INC.

By:________________________________________ Its:________________________________________

=================================Section 23==============================

___________________________
Exhibit C
Sample Accredited Investor
Verification Representative
Letter
____________________________

EXHIBIT _C_
TO THE
RULE 505 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
DATED JUNE 15, 2017

[Letterhead of Broker-Dealer/Investment Advisor/Attorney/Certified Public Accountant]

[Date]

Shone Bagley, Sr., CEO
Greater States Sports Authority, Inc. (GSSA)
21001 Watertown RD
Suite 103
Waukesha, WI 53186

Re: Accredited Investor Status

Dear Dr. Bagley, Sr.:

I am a[n] [registered broker-dealer] [investment advisor registered with the Securities and Exchange Commission]
[licensed attorney who is in good standing under the laws of the jurisdictions in which I am admitted to practice law][certified public accountant who is duly registered and in good standing under the laws of the place of my residence or principal practice] representing [name of investor] of [City], [State]. The purpose of this letter is to certify for the benefit of GSSA that [name of investor] is an _accredited investor_ as defined under Rule 501(a)
of Regulation D of the Securities Act of 1933.

In my capacity as [name of investor]_s [registered broker-dealer] [registered investment advisor] [licensed attorney] [certified public accountant], I have taken reasonable steps to verify that [name of client] is an accredited investor within the prior three months, and I have determined that [name of investor] is an accredited investor.

I provide this certification for the limited purpose of my client_s investment in GSSA pursuant to the requirements of Rule 505 of Regulation D of the Securities Act of 1933. My certification is accurate as of the date hereof.

Sincerely,

[Signature]
[Name of signatory]